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EXHIBIT 4.1

The OfficeMax, Inc. Savings Plan

(Amended and Restated Effective November 1, 1997)

INTRODUCTION

        OfficeMax, Inc. (the "Company") hereby amends and restates The OfficeMax Inc. Savings Plan (the "Plan") for the benefit of its eligible employees effective November 1, 1997.

        The continuing purpose of the Plan is to provide retirement security for eligible employees of the Employer by encouraging them to adopt a personal savings program and by permitting them to share in the contributions of the Employer. By amending and restating the Plan, the Company intends to implement various design changes and update the Plan to comply with recent legislation including the Uruguay Round Agreements Act, the Uniformed Services Employment and Reemployment Rights Act, the Small Business Job Protection Act of 1996 and the Taxpayer Relief Act of 1997.

        The provisions of this amended and restated Plan shall be effective as of November 1, 1997 (the "Effective Date"), unless stated otherwise herein. Notwithstanding the foregoing Effective Date, certain changes shall be effective as of a date prior to or after the Effective Date; provided, however, that except as otherwise provided herein, this Plan shall be totally inapplicable in determining the rights and benefits of any former participant whose employment terminated prior to November 1, 1997, who does not become a participant in this Plan on or after November 1, 1997, but rather the rights and benefits of any such former participant shall be determined under, and shall be governed by, the terms of the prior Plan.

        The OfficeMax, Inc. Savings Plan shall continue to be for the exclusive benefit of eligible employees. All provisions and terms of the Plan are intended to comply with Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended (the "Code") and all regulations issued pursuant thereto so that the Plan may at all times constitute a qualified plan with tax-exempt status. The Plan is further designed to maintain a qualified cash or deferred arrangement under Section 401(k) of the Code.

ARTICLE I
DEFINITIONS

        Terms capitalized in this Plan shall be given the meanings described in this Article I unless a different meaning is clearly required by the context. Any terms herein used in the masculine shall be read and construed in the feminine where they would so apply, and any terms used in the singular shall be read and construed in the plural if again so applicable.

1.01
"Affiliate" means any other employer which, together with the Company, is a member of a controlled group of corporations or of a commonly controlled trade or business (as defined in Code Sections 414(b) and (c) and as modified for purposes of Section 11.11, by Code Section 415(h)) or of an affiliated service group (as defined in Code Section 414(m)) or other organization described in Code Section 414(o).

1.02
"Board of Directors" means the Board of Directors of the Company.

1.03
"Code" means the Internal Revenue Code of 1986, as amended from time to time and the regulations and rules promulgated thereunder.

1.04
"Committee" means the Savings Plan Committee as provided in Article VII.

1.05
"Common Shares" means whole and fractional shares of any class of common stock issued by the Company.

1.06
"Company" means OfficeMax. Inc., a corporation with its principal offices in Ohio, its successors and assigns.

1.07
"Compensation" for an associate employed in the United States or U.S. Virgin Islands means for any Plan Year, the Participant's W-2 pay received from the Employer, adjusted as follows. Compensation shall also include any amounts contributed to the Participant's Employee Contribution Account, or to a plan described in Code Section 125, pursuant to a salary reduction election for the Plan Year in question. Compensation shall not include expense reimbursements, cash or noncash fringe benefits, deferred compensation, moving expenses, and welfare benefits. Effective January 1, 1995, Compensation shall not include any bonus compensation.

  Notwithstanding the foregoing, Compensation in any Plan Year shall not include any amounts in excess of $200,000 ($150,000 effective January 1, 1994), or such amount as adjusted in accordance with Code Section 401(a)(17). For the purposes of Sections 1.18, 1.32, 3.03 and 4.04, Compensation shall have the meaning attributed to it in Code Section 415(c)(3) and shall be determined without regard to Code Sections 125, 402(g)(3) and 402(h)(l)(B). In determining the Compensation of a Participant for purposes of this limitation, the rules aggregating certain family members as set forth in Section 1.18 below shall apply, except in applying such rules, the term "family' shall include only the spouse, and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, as a result of the application of such rules, the adjusted $200,000 limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this Section prior to the application of this limitation. Notwithstanding the foregoing provisions of this paragraph, effective for Plan Years beginning after January 1, 1997, the family member aggregation rules required by Sections 401(a)(17)(A) and 414(q)(6) of the Code shall be deleted from the Plan.

1.08
"Date of Severance" means the earliest of the following:

(a)
date of retirement from an Employer or an Affiliate;

(b)
date of voluntary termination of employment with an Employer or an Affiliate;

  (c)
  date of discharge from an Employer or an Affiliate unless such Employee is subsequently reemployed and given pay back to the date of discharge;

  (d)
  date of death;

  (e)
  the first anniversary of a date of absence from active employment with an Employer or an Affiliate for any other reason; provided, however, that (i) the second anniversary of a date of absence from active employment with an Employer or an affiliate shall be used for an Employee who is absent by reason of a maternity or paternity absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (A) by reason of the pregnancy of the individual, (B) by reason of a birth of a child of the individual, (C) by reason of the placement of a child with the individual in connection with the adoption of the child by the individual, or (D) for purposes of caring for the child for a period beginning immediately following birth or placement.

1.09
"Effective Date" means November 1, 1997 for this amended and restated Plan.

1.10
"Employee" means any person employed by an Employer on a full-time or part-time basis other than a person:

(a)
who is hired on a temporary basis;

(b)
whose employment is governed by the terms of a collective bargaining agreement under which retirement benefits were the subject of good faith bargaining; or

(c)
who is a "leased employee" of an Employer. Effective for Plan Years beginning prior to January 1, 1997, "leased employee" means any person, other than an Employee, who pursuant to an agreement between the Employer and any other person, has performed services for the Employer on a substantially full-time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the Employer. Effective for Plan Years beginning on and after January 1, 1997, the term "leased employee" means any person, other than an Employee, who pursuant to an agreement between the Employer and any other person, has performed services for the Employer on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction or control of the Employer. For purposes of this Section 1.10, a full-time employee is an individual who is employed by the Employer and who is credited with more than 32 Hours per week on the average during a 13-consecutive week interval. A part-time employee is an individual who is employed by the Employer and who is credited with less than 32 Hours per week on the average during the last 13 week interval. A temporary employee is an individual who is employed by the Employer with the understanding that his employment is for 90 days, is seasonal, or is related to a limited project. Notwithstanding the foregoing, a temporary employee will deemed to be a part-time or full-time employee, as applicable, as of the later of the date such individual works more than 90 days or is credited with 1,000 Hours of Service in the 12-consecutive month period commencing with such individual's first Hour of Service. Any such individual who changes status from temporary to part- or full-time shall receive credit for eligibility service as described under Section 2.01 from the day such individual was credited with the first Hour of Service.

1.11
"Employee Contribution" means the contribution made by a Participant pursuant to Section 3.01 hereof.

1.12
"Employee Contribution Account" means the account established on behalf of a Participant to which shall be credited (a) the amount of the Participant's Employee Contribution pursuant to Section 3.01, and (b) the Participant's proportionate share, attributable to this account, of the net gains of the Trust Fund determined in accordance with Article V hereof. From said account there shall be deducted (a) the Participant's proportionate share, attributable to this account, of the net losses (if any) of the Trust Fund as determined in accordance with Article V hereof, and (b) withdrawals in accordance with Article VI attributable to this account. A Participant's right to the value of his Employee Contribution Account shall be nonforfeitable at all times.

1.13
"Employer" means the Company and each wholly owned subsidiary of the Company. In addition, Employer also includes any Affiliate or other business entity which adopts the Plan in accordance with Article XIII.

1.14
"Employer Contribution" means the contribution made by the Employer pursuant to Section 4.01 hereof.

1.15
"Employer Contribution Account" means the account established on behalf of a Participant which shall be expressed in units of ownership of the OfficeMax. Inc. Common Share Fund, to which such account shall be credited (a) the shares of Common Shares allocated pursuant to Section 4.01(a) hereof; (b) any dividends earned on the value of Common Shares allocated to such account; and (c) the Participant's proportionate share of any net gains or losses attributable to the cash component of the OfficeMax, Inc. Common Share Fund, as finally adjusted for administrative fees and costs attributable to such Fund. Notwithstanding the foregoing, the portions of each Participant's Employer Contribution Account attributable to Employer Contributions made pursuant to Section 4.01(b) shall be accounted for separately as a subaccount under this single account to which subaccount shall be credited (a) the amount of Employer Contributions allocated pursuant to Section 4.01(b) hereof and (b) the Participant's proportionate share of the net gains of the Trust Fund determined in accordance with Article V hereof solely attributable to the portion of this account which represents Employer Contributions allocated pursuant to Section 4.01(b). From said account there shall be deducted the Participant's proportionate share attributable to this account or subaccount, as appropriate, of the net losses (if any) of the Trust Fund as determined in accordance with Article V hereof. A Participant's right to the value of his Employer Contribution Account shall become nonforfeitable in accordance with Section 4.03.

1.16
"Employment Date" means the date an Employee first performs an Hour of Service for an Employer, either initially or on reemployment.

1.17
"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time and the regulations and rules promulgated thereunder.

1.18
"Highly Compensated" means, for Plan Years beginning prior to January 1, 1997, any Employee of an Employer or an Affiliate who meets any of the following requirements in either the prior or current Plan Year:

(a)
is at any time a five percent owner (as such term is defined in Section 416(i)(1) of the Code);

(b)
receives in excess of $75,000 in Compensation from the Employers and all Affiliates;

(c)
receives in excess of $50,000 in Compensation from the Employers and all Affiliates and is a member of the Top Paid Group;

(d)
is an officer of an Employer (as described in Section 416(i) of the Code) who earns Compensation of more than 50% of the amount in effect under Section 415(b)(l)(A) of the Code for such year; or

(e)
is a former Employee who was Highly Compensated upon separation from service or was Highly Compensated at any time after age 55.

  In addition, the Compensation paid to any family member (spouse, lineal ascendant and descendant and such individual's spouses), of a more than five percent owner or of one of the top 10 Employees by Compensation, shall be aggregated with the Compensation of such Employee for the purposes of this definition. For purposes of (d) above, no more than 50 Employees or, if lesser the greater of three Employees or 10 percent of the Employees shall be treated as officers. Notwithstanding the foregoing, an Employee will not be Highly Compensated for the current year merely by compensation or officer status, unless he is one of the 100 Employees paid the greatest Compensation by the Employers and all Affiliates for the current year. The amounts indicated in (b) and (c) above shall be adjusted for cost of living by the United States Secretary of the Treasury at the same time and in the same manner as under Code Section 415(d).

  Effective for Plan Years beginning on and after January 1, 1997 (except that in determining whether an Employee is a Highly Compensated Employee for the Plan Year beginning January 1, 1997, the following definition of the term "Highly Compensated Employee" shall be treated as having been in effect for the Plan Year beginning January 1, 1996), the term "Highly Compensated Employee" includes highly compensated active employees and highly compensated former employees as defined as follows. A highly compensated active employee means any Employee who (A) was a 5-percent owner (as defined in Section 416(i)(1) of the Code) of the Employer at any time during the current or the preceding Plan Year, or (B) for the preceding Plan Year (i) had compensation from the Employer in excess of $80,000 (as adjusted by the Secretary pursuant to Section 415(d) of the Code, except that the base period shall be the calendar quarter ending September 30, 1996), and (ii) was in the top-paid group of Employees for such preceding Plan Year.

  The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, will be made in accordance with Section 414(q) of the Code and the regulations thereunder. For purposes of determining an individual's compensation for purposes of the preceding paragraph, the term "compensation" means compensation within the meaning of Section 415(c)(3) of the Code.

  A former Employee will be treated as a Highly Compensated Employee if such Employee separated from service (or was deemed to have separated) prior to the determination year, performs no services for the Employer during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the Employee's 55th birthday. For purposes of determining status as a highly compensated former employee, whether an Employee was a highly compensated active employee for a determination year that ended on or after the Employee's 55th birthday, or that was a separation year, is based on the rules applicable to determining status as a Highly Compensated Employee as in effect for that determination year, in accordance with Temp. Treas. Reg. § 1.414(q)-1T, A-4, and Internal Revenue Service Notice 97-74 (or superceding guidance).

  Effective for Plan Years beginning after December 31, 1996, the family aggregation rules required by Section 414(q)(6) of the Code and as provided in this Section shall be deleted from the Plan.

1.19
"Hour of Service" means:

(a)
each hour for which an Employee is directly or indirectly paid or entitled to payment by an Employer or Affiliate for the performance of duties or for reasons other than the performance of duties such as: vacation, holiday, illness, incapacity, layoff, jury or military duty or leave of absence. Hours of Service shall be computed and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by reference; and

(b)
each hour for which back pay, irrespective of mitigation of damages, has been awarded or agreed to by an Employer or Affiliate that does not duplicate an hour credited under (a) above.

1.20
"Non-Highly Compensated" means any Employee who is not Highly Compensated.

1.21
"Normal Retirement Age" means the Participant's 65th birthday. The Participant's Total Account shall be fully nonforfeitable as of his attainment of Normal Retirement Age.

1.22
"Normal Retirement Date" means the first day of the month coincident with or next following the Participant's 65th birthday.

1.23
"OfficeMax, Inc. Common Share Fund" means the Fund described under Section 1.36(g).

1.24
"Participant" means any Employee who participates in the Plan as provided in Article II and, further, shall include any former Employee or the beneficiary of a deceased Participant if the former Employee or beneficiary has a vested Total Account balance.

1.25
"Participation Date" means each January 1, April 1, July 1, and October 1.

1.26
"Period of Severance" means the period of time between an Employee's Date of Severance and the date on which he performs his first Hour of Service following reemployment. A One Year Period of Severance is a Period of Severance of at least 12 consecutive months.

1.27
"Plan" means The OfficeMax, Inc. Savings Plan as set forth in this document and as it may be amended from time to time.

1.28
"Plan Year" initially means the period beginning on November 1, 1993 and ending on December 31, 1993. Thereafter, Plan Year means the calendar year.

1.29
"Qualified Domestic Relations Order" or "QDRO" means any judgment, decree or order (including approval of a property settlement agreement) which is made pursuant to a State Domestic Relations Law (including a community property law) and which:

(a)
relates to provision of child support, alimony payments, or marital property rights of a spouse, former spouse, child or other dependent of a Participant;

(b)
recognizes or creates an alternate payee's right to, or assigns to an alternate payee the right to receive all or a portion of the benefits payable with respect to a Participant under the Plan; and

(c)
clearly specifies:

(i)
name and last known address of the Participant and of each alternate payee;

(ii)
the amount, percentage or manner in which such could be determined, of the Participant's benefits to be paid to such alternate payee by the Plan;

(iii)
the number of payments or time periods the QDRO covers; and

(iv)
each plan to which the QDRO applies.

  A QDRO cannot require the plan to provide a type or form of benefit, or any option not otherwise provided by the Plan, nor can it require the Plan to provide increased benefits. A QDRO cannot require payment to an alternate payee by virtue of a previous QDRO.

  A written procedure shall be established to determine the qualified status of domestic relations orders and to administer distributions thereunder.

1.30
"Retirement Date" means the date of termination of a Participant's service with an Employer and all Affiliates on or after his Normal Retirement Date.

1.31
"Rollover Account" means the account established on behalf of an Employee in accordance with the provisions of Article XI, to which shall be credited (a) any funds contributed to the Plan under the provisions of Section 11.13, and (b) the Employee's proportionate share, attributable to this account, of the net gains of the Trust Fund determined in accordance with Article V hereof. From said account there shall be deducted the Employee's proportionate share, attributable to this account, of the net losses (if any) of the Trust Fund as determined in accordance with Article V hereof. An Employee's right to the value of his Rollover Account (if any) shall be nonforfeitable at all times.

1.32
"Top Paid Group" means all active Employees who, as of a given year, are in the top 20% of the workforce of the Employer and Affiliates on the basis of Compensation for such year, excluding Employees who:

(a)
have not completed six months of service by the end of such year;

(b)
work less than 17 1/2 hours per week for such year;

(c)
normally do not work more than six months in a year;

(d)
are under age 21 at the end of such year; and

(e)
are non-resident aliens.

1.33
"Total Account" means the total amounts held under the Plan for a Participant, consisting of his Employee Contribution Account, his Employer Contribution Account, and his Rollover Account (if applicable).

1.34
"Trust Agreement" means the Trust Agreement between the Company and a Trustee as provided in Article IX and as it may be amended from time to time.

1.35
"Trustee" means the Trustee under the Trust Agreement.

1.36
"Trust Fund" means the trust fund established under the terms of the Trust Agreement with the Trustee for the purpose of holding and investing the assets of the Plan. The Trust Fund shall consist of those funds as may be selected for investment of the Trust Fund assets by the Company (or its designee). In particular, however, the Employee may, with respect to Employer Contributions made according to Section 4.01(b), designate a restricted investment fund for such assets that may include Employer stock or such other investment(s) as designated by the Employer. Further, with respect to the OfficeMax. Inc. Common Share Fund (available for investments on or about August 25, 1995), shall consist of shares of Common Shares and cash (equal to an amount approximately equal to 5% of the total value of the fund, based on anticipated fund needs determined from time to time by the Savings Plan Committee). Dividends and the net investment gains of the fund shall be used to purchase Common Shares for the fund. This fund will be maintained in units. The value of a unit will be calculated each day based on the total value of the Common Shares and the cash held in the fund divided by the total units.

  The portion of the Trust Fund to be invested in each fund shall be determined by Participant investment elections pursuant to Article V. Nothing herein shall prohibit the Committee from deleting any of the above funds and designating new funds.

1.37
"Valuation Date" means each day the New York Stock Exchange is open for business.

1.38
"Year of Eligibility Service" means, for purposes of determining eligibility under Article II on or after July 1, 1995, the completion of 1,000 Hours of Service in a 12-month period commencing with the date the Employee first performs an Hour of Service. If the Employee has not met the Plan's eligibility requirement by such Employee's first anniversary of his employment commencement date, the succeeding 12-consecutive month periods shall commence with January 1 which occurs prior to the end of such Employee's first anniversary of his employment commencement date regardless of whether the Employee is entitled to be credited with 1,000 Hours of Service during the initial eligibility determination period. An Employee shall be credited with one Year of Eligibility Service in each such eligibility determination period in which he completes 1,000 Hours of Service.

1.39
"Year of Service" means the 12-consecutive month period beginning on the Employee's Employment Date, and subsequent 12-consecutive month periods beginning on an anniversary of such Employment Date.

ARTICLE II
ELIGIBILITY AND PARTICIPATION

2.01
Eligibility

(a)
Effective for Employees hired prior to July 1, 1995, each Employee shall be eligible to participate in the Plan on the Participation Date coincident with or immediately following the date on which he completes six months of employment with an Employer or any Affiliate. Effective for Employees hired on or after July 1, 1995, each Employee shall be eligible to participate in the Plan on the Participation Date coincident with or immediately following the date on which he completes one Year of Eligibility Service and attains age 21.

(b)
An Employee who makes a rollover contribution in accordance with Article XII shall be eligible to participate in the Plan upon making such contribution, but only with respect to specific Plan provisions for investing such Employee's Rollover Account.

2.02
Participation

  Any Employee eligible to participate in the Plan pursuant to Section 2.01 may elect to participate by submitting to the Committee, prior to the applicable Participation Date, a "Participation Consent", through the system provided that evidences his assent to the terms of the Plan and Trust Agreement, as they may subsequently be amended and which indicates his payroll deduction authorization for Employee Contributions. An Employee who satisfies the foregoing service condition but does not elect to make Employee Contributions to the Plan as of the date he is first eligible may choose to participate in the Plan as of any later date by submitting a Participation Consent through the system provided.

2.03
Rehired Employees

(a)
An Employee who had been a Participant in the Plan (or who was eligible to participate in the Plan pursuant to Section 2.01) who terminates employment with an Employer and who is subsequently re-employed by an Employer as an Employee shall become a Participant as of his date of reemployment and may elect to make Employee Contributions under the Plan on any Participation Date coincident with or next following his reemployment, provided he makes proper application under Section 2.02 prior to the applicable Participation Date.

(b)
Each other former Employee who is re-employed by an Employer shall be treated as a new Employee and shall be eligible to participate in accordance with Section 2.01.

ARTICLE III
EMPLOYEE CONTRIBUTIONS

3.01
Employee Contributions

(a)
Employee Contribution Election

  Subject to the limitations set forth in Sections 3.02, 3.03 and 11.11, each Employee who is eligible to participate in the Plan and who has elected to become a Participant (in accordance with Article II) may, at the time of making application to become a Participant, elect to defer either:

    (i)
    on a fixed, whole percentage, from 2% to 15% of his Compensation for the Plan Year; or

    (ii)
    such percentage of his Compensation as shall equal the annual dollar limitation (as described in Section 3.02(a)) in effect for the calendar year for which the Participant's election is made.

  Such deferral contributions shall be designated as Employee Contributions in the Participant's initial "Participation Consent" and shall be withheld each pay period by regular payroll deduction in accordance with the Employer's payroll withholding procedures. Employee Contributions shall be paid over to the Trustee as soon as such amounts can reasonably be segregated from the Employer's general assets. For all purposes other than those described in Section 5.02, Employee Contributions made by a Participant shall be credited to the Participant's Employee Contribution Account as of the date they were withheld. In the event a Participant has no Compensation for any payroll period, no Employee Contribution may be made for such period.

  (b)
  Change in Percentage or Suspension of Employee Contributions

  A Participant's Employee Contribution percentage will remain in effect, notwithstanding any change in his Compensation, until he elects to change such percentage. A Participant may elect to change his Employee Contribution percentage at any time, effective within two payroll cycles.

  A Participant may suspend his Employee Contributions effective within two payroll cycles. A Participant suspending his Employee Contributions pursuant to this paragraph shall be permitted to resume making Employee Contributions as of any subsequent Participation Date.

  (c)
  Status of Employee Contributions

  Employee Contributions under the Plan are deemed to be made by the Employer and are intended to qualify as elective contributions under Code Section 401(k)(2). Such contributions may be made only with respect to an amount which the Participant could otherwise elect to receive in cash and which is not currently available to the Participant as of the date an election under this Section is made. Any Employee Contributions made by a Participant in any given Plan Year that are taken into account for purposes of the actual deferral percentage limitation described in Section 3.03(b) shall be attributable to services performed by the Participant in such Plan Year and shall relate to Compensation which would have been received in such Plan Year but for the deferral election.

3.02
Dollar Limitation on Employee Contributions

(a)
Annual Dollar Limitation

  Any provision of this Plan to the contrary notwithstanding, no Participant shall be permitted, during any calendar year, to make Employee Contributions in excess of $9,500, as indexed for such year under Section 402(g)(5) of the Code.

  (b)
  Distribution of Excess Employee Contributions

  In the event any amount of a Participant's Employee Contributions for a calendar year (the Participant's "taxable year") exceeds the limitation applicable under this Section 3.02 for such calendar year, such excess amount, as adjusted for any income or loss allocable thereto, may be distributed to such Participant, as provided in subparagraphs (i), (ii), (iii) and (iv) below:

    (i)
    At a date not later than the March 1st of the calendar year immediately following the calendar year to which such excess Employee Contribution is attributable, any Participant to whom this Section 3.02 applies may notify, in writing, the Committee by submitting a form as may be provided by the Committee which shall specify the amount of the Participant's excess Employee Contribution for the given calendar year and shall contain a certified statement by the Participant indicating that if such amount is not distributed, such excess Employee Contribution will exceed the limit imposed on the Participant by

      Code Section 402(g) for the year in which the Employee Contribution occurred. A Participant shall be deemed to notify the Committee of any excess Employee Contributions that arise by taking into account only those Employee Contributions made to this Plan and any other plans of the Employer.

    (ii)
    At a date not later than April 15 of the calendar year immediately following the calendar year to which such excess Employee Contribution is attributable, the Plan shall distribute to the Participant the amount of the excess Employee Contribution allocated to the Plan as adjusted for any income or any loss allocable to such excess. Any excess Employee Contribution distributed pursuant to this subparagraph is to be included in the gross income of the Participant for the year to which such excess Employee Contribution relates. Any income that is allocable to such excess Employee Contribution that is distributed pursuant to this subparagraph is to be included in the gross income of the Participant for the year in which such amount is distributed. In making a distribution as permitted under this Section, the Employer shall specifically designate the distribution as that consisting of excess Employee Contributions. Any distribution of less than the entire amount of excess Employee Contributions plus income or loss attributable to such contributions shall be treated as a pro rata distribution of such excess contributions and income/loss.

    (iii)
    For purposes of this Section 3.02, excess Employee Contributions shall mean those Employee Contributions that are includible in a Participant's gross income under Code Section 402(g) to the extent such Participant's total Employee Contributions for a calendar year exceed the dollar limitation in effect under Code Section 402(g) for such calendar year. The amount of any excess Employee Contributions to be distributed for any calendar year shall be reduced by the amount of any excess Employee Contributions previously distributed under Section 3.03 for the Plan Year beginning in such calendar year.

      For other purposes of the Code, including Sections 401(a)(4), 401(k)(3), 404, 409, 411, 412, and 416, excess Employee Contributions shall be treated as Employer Contributions, even if they are distributed in accordance with the provisions hereunder. However, excess Employee Contributions determined under this Section 3.02(b) of Non-Highly Compensated Employees are not taken into account in the calculations of the actual deferral percentage limits described under Section 3.03 to the extent such excess Employee Contributions are prohibited by Code Section 401(a)(30). Further, excess Employee Contributions shall be treated as annual additions under Section 11.11 of this Plan unless such amounts are distributed no later than the first April 15 following the close of the Participant's taxable year.

      For purposes of this Section 3.02, excess Employee Contributions shall be adjusted for any income or loss allocable to such excess up to the date of distribution of such excess, and shall be equal to income or loss attributable to such excess occurring in the Plan Year in which such Contribution is attributable and "gap income" attributable to the period occurring between the end of such Plan Year and the date of the distribution of such excess Employee Contributions. The determination of any income or loss shall be made according to the reasonable method, applied consistently to all Participants for all corrective distributions, which method is otherwise used by this Plan for the allocation of income or loss to the Participants' accounts. Any such manner of determining income or loss shall be made in a manner which is consistent and uniform to all Participants and in a manner which does not violate Code Section 401(a)(4).

    (iv)
    Any distribution in accordance with this Section 3.02 shall be made without regard to any notice or consent otherwise required under Code Sections 411(a)(11) or 417.

3.03
Actual Deferral Percentage Limit on Employee Contributions

(a)
Any provision of Section 3.01(a) to the contrary notwithstanding, the Employee Contribution percentages under Section 3.01(a) shall be modified as provided in paragraph (d) below if the requirements of paragraph (b) are not satisfied.

(b)
An actual deferral percentage shall be determined for each Employee who is eligible to become a Participant. Such percentage shall be equal to the total Employee Contribution made on his behalf for the Plan Year divided by his Compensation in the Plan Year. With respect to Employees who are eligible to make Employee Contributions but make no such contributions under this Plan, such actual deferral percentage shall be zero.

    For purposes of calculating a Participant's actual deferral percentage under this paragraph (b), Employee Contributions attributable to a Participant with respect to any Plan Year are equal to the sum of all Employer Contributions made on behalf of such Participant pursuant to an election to defer under any arrangement described in Code Section 401(k). For purposes of this paragraph (b), Employee Contributions shall not include any deferrals properly distributed as excess annual additions, pursuant to Section 11.11 of this Plan.

    In addition, for purposes of this paragraph (b), Employee Contributions on behalf of any Participant shall include any excess Employee Contributions of Highly Compensated Employees, as defined under Section 3.02, but excluding

    (i)
    excess Employee Contributions, as defined under Section 3.02 of Non-Highly Compensated Employees that arise solely from Employee Contributions made under this Plan or other plans of the Employer, and

    (ii)
    Employee Contributions that are taken into account in the average contributions percentage limits defined under Section 4.05 (provided the actual deferral percentage limits are satisfied both with and without exclusion of these Employee Contributions). Further, in order to be utilized for purposes of calculating the actual deferral percentage, any Employer Contributions or Employer non-elective contributions which may be treated as Employee Contributions, or any qualified matching contributions permitted to be contributed under the Plan must meet the requirements of Income Tax Regulation Section 1.401(k)-1(b)(5) at the time such contributions are made, regardless of whether any such contributions are actually taken into account as Employee Contributions.

    Notwithstanding the foregoing, for any Plan Year beginning before January 1, 1997, for purposes of determining the actual deferral percentage of a Participant who is a five percent owner or one of the ten most Highly Compensated Employees, the Employee Contributions and Compensation of such Participant will include the Employee Contributions and Compensation for the Plan Year of any family members, as defined in Code Section 414(q)(6). For Plan Years beginning before January 1, 1997, family members of such Highly Compensated Employees will be disregarded as separate Participants in determining the actual deferral percentage of any Participant.

    For any Plan Year beginning on or after January 1, 1997, the average of the actual deferral percentages for all eligible Highly Compensated Employees for such Plan Year (High Average for such Plan Year), when compared to the average of the actual deferral percentages for all other eligible Employees for the preceding Plan Year (Low Average), must meet one of the following requirements:

    (i)
    The High Average is no greater than the Low Average times one and one-quarter; or

    (ii)
    The excess of the High Average over the Low Average is not greater than two percentage points and the High Average is no greater than the Low Average times two.

  (c)
  If two or more plans which include cash or deferred arrangements are considered as one plan for purposes of Code Sections 401(a)(4) or 410(b), such arrangements included in such plans shall be treated as one arrangement for purposes of this Section 3.03. Notwithstanding the foregoing, plans may be aggregated in order to satisfy Code Section 401(k) only if they have the same Plan Year. If any Highly Compensated Employee is a Participant under two or more cash or deferred arrangements maintained by an Employer or Affiliate, all such arrangements shall be treated as one cash or deferred arrangement for purposes of determining the actual deferral percentage of such Participant. For purposes of the foregoing, if a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year will be treated as the same arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Code Section 401(k). For purposes of this Section 3.03, actual deferral percentages shall be calculated to the nearest one-hundredth of one percent. Moreover, for purposes of determining the actual deferral percentage limits, Employee Contributions must be made before the last day of the 12-month period immediately following the Plan Year to which such contributions relate. The Committee will maintain records sufficient to demonstrate satisfaction of the actual deferral percentage limits and the amount of Employee Contributions used in measuring such limits.

  (d)
  To the extent Employee Contributions made with respect to Highly Compensated Employees cause the High Average to fail to meet paragraph (b) above, such Employee Contributions (individually determined pursuant to Section 3.04(a) and as adjusted for earnings or loss thereon as defined in Section 3.04(b) below) shall return to the Employer solely for the purpose of enabling the Employer to withhold any federal, state, or local taxes due on such amounts. Thereafter, the Employer shall treat all remaining amounts in accordance with the provisions of Section 3.04(b) below. The Committee may also, at any time, authorize a suspension or reduction of Employee Contributions made pursuant to Section 3.01 hereof in accordance with rules promulgated by the Committee. These rules may include administrative provisions authorizing the suspension or reduction of Employee Contributions above a specified dollar amount or percentage of Compensation.

  (e)
  The extent to which Employee Contributions cause the High Average to fail to meet (b) above shall be determined by the Committee in a reasonable and consistent manner. The Committee shall not be liable to any Participant (or his beneficiary, if applicable) for any losses caused by inaccurately estimating the amount of any Participant's Employee Contributions in excess of the limits established in Sections 3.02(a) and 3.03(b) and the earnings or losses attributable to such Employee Contributions.

  (f)
  In the event the Committee determines that an amount to be deferred pursuant to the election provided in Section 3.01 would cause the Employer Contribution under this and/or any other tax-qualified retirement plan maintained by the Employer or any affiliate to exceed the applicable deduction limitations contained in Code Section 404, or to exceed the maximum annual addition determined in accordance with Section 11.11, the Committee may reduce or suspend all or a portion of a Participant's Employee Contributions in accordance with the rules in (d) above.

3.04
Treatment of Employee Contributions in Excess of Actual Deferral Percentage Limitation

(a)
If the actual deferral percentage limit of Section 3.03(b) is not satisfied for a given Plan Year, the amount of excess Employee Contributions shall be allocated to Highly Compensated Employees for such Plan Year in the following manner:

(i)
Employee Contributions of the Highly Compensated Employee with the highest amount of Employee Contributions shall be distributed until the first to occur of (A) the amount distributed equals the total Employee Contributions; or (B) the Employee Contributions of such Highly Compensated Employee equals the Employee Contributions of the Highly Compensated Employee with the next highest amount of Employee Contributions.

(ii)
The process in step (i) shall be repeated by allocating excess Employee Contributions to the Highly Compensated Employee with the next highest amount of Employee Contributions until the total amount of excess Employee Contributions is exhausted.

(b)
Employee Contributions made for a Highly Compensated Employee that are deemed in excess of the actual deferral percentage limit for any given Plan Year shall be distributed (along with any earnings or losses attributable thereto as defined below) no later than the last day of the Plan Year following the Plan Year to which such excess Employee Contributions relate. Any excess Employee Contribution that is in an amount greater than the de minimis amount prescribed by the Secretary of the Treasury or his delegate (and any income or loss attributable to such excess Employee Contribution) that is distributed pursuant to this paragraph by two and one-half months following the Plan Year to which such excess amounts relate shall be includible in the affected Participant's gross income on the earliest date on which any Employee Contribution made on behalf of such Participant during such Plan Year would have been received had the Participant declined to make the deferral election specified in Section 3.01(a) hereof. Any excess Employee Contributions (and any income or loss attributable thereto) so distributed more than two and one-half months following the Plan Year to which such excess amounts relate and any de minimis excess Employee Contributions (and any income or loss attributable thereto) distributed prior to such date shall be includible in the affected Participant's gross income in the year in which such amounts are distributed and a ten percent excise tax will be imposed on the Employer with respect to such amounts pursuant to Code Section 4979.

    In making a distribution under this paragraph, the Employer shall specifically designate such distribution as a distribution consisting of Employee Contributions (and income or loss) in excess of that permitted by the actual deferral percentage limit. With respect to the distribution of such excess Employee Contributions pursuant to this Section 3.04, such distributions shall be made first from unmatched Employee Contributions and, thereafter, simultaneously from Employee Contributions which are matched, and the matching Employer Contributions which relate to such Employee Contributions. However, any such matching Employer Contributions which are not vested shall be forfeited as described under Section 4.04 in lieu of being distributed. Any distribution of less than the entire amount of excess Employee Contributions and income or loss attributable thereto (as such entire amount is determined after application of paragraph (a) of this Section 3.04 and, if applicable, after application of Section 3.05) shall be treated as a pro rata distribution of such excess contribution and income/loss.

    Excess Employee Contributions as defined in this Section 3.04 shall be adjusted for any income or loss allocable to such excess up to the date of distribution of such excess, and shall be equal to income or loss attributable to such excess occurring in the Plan Year in which such Contribution is attributable and "gap income" attributable to the period occurring between the end of such Plan Year and the date of the distribution of such excess Employee

    Contributions. The determination of any income or loss shall be made according to a reasonable method, applied consistently to all Participants for all corrective distributions, which such method is otherwise used by the Plan for the allocation of income or loss to the Participants' accounts. Any such manner of determining income or loss shall be made in a manner which is consistent and uniform to all Participants and in a manner which does not violate Code Section 401(a)(4).

    Except as otherwise provided by the Secretary of the Treasury or his delegate, any Employee Contribution in excess of the actual deferral percentage limitation shall be taken into account for purposes of determining the Participant's annual additions limitation, as provided in Section 11.11 herein, notwithstanding the correction of such excess amounts by recharacterization or distribution. No corrective distribution under this paragraph shall be recognized for purposes of determining whether the minimum distribution requirements of Code Section 401(a)(9) are satisfied with respect to any Participant.

    Notwithstanding the foregoing, the amount of excess Employee Contributions determined under this Section 3.04 and included in the gross income of the applicable Participant shall not include any previous reduction made to Employee Contributions under Section 3.02(b). Any distribution in accordance with this paragraph shall be made without regard to any notice or consent otherwise required under Code Sections 411(a)(11) or 417.

3.05
Coordination of Distributions of Excess Employee Contributions

  In the event that a portion of the Employee Contributions made for a Highly Compensated Employee in any given Plan Year exceed the applicable limitations of both Sections 3.02(a) and 3.03(b), such excess amounts subject to both limitations shall be coordinated as follows:

  (a)
  to the extent permitted, such excess shall be distributed pursuant to Section 3.02(b) hereof; and

  (b)
  to the extent that application under paragraph (a) above fails to completely eliminate such excess, such remaining amounts shall be distributed pursuant to Section 3.04(b) hereof.

ARTICLE IV
EMPLOYER CONTRIBUTIONS

4.01
Employer Contributions

(a)
Common Shares Matching Contribution.    The Company shall contribute twenty-five cents ($.25) for every one dollar ($1) of each Participant's Employee Contribution, up to an amount not in excess of twenty-five percent (25%) of three percent (3%) of each such Participant's Compensation received on or after August 25, 1995. The Company shall contribute fifty cents ($.50) for every one dollar ($1) of each Participant's Employee Contribution, up to an amount not in excess of twenty-five percent (25%) of three percent (3%) of each Participant's Compensation received on or after January 26, 1997. The amount of the Employer Contribution shall be determined and contributed by the Company each pay period. In a manner consistent with the Trust Agreement, such Employer Contribution made pursuant to this subsection (a) shall be invested in OfficeMax, Inc. Common Shares, and each such Participant's allocation of such Employer Contribution shall be expressed in units of such OfficeMax, Inc. Common Share Fund.

(b)
Discretionary Matching Contribution.    Notwithstanding the foregoing Section 4.01(a), as of the end of any Plan Year, the Company, in its discretion, may determine that an Employer Contribution be made to the Trust Fund for the such Plan Year on behalf of all Participants who made Employee Contributions at some time during such Plan Year and are employed on the last day of such Plan Year. Such Employer Contribution shall be in the form of a matching contribution on Employee Contributions made during the Plan Year. The amount of Employer Contribution made with respect to any Plan Year shall be determined solely by action of the Board of Directors. Such matching Employer Contribution shall be allocated on behalf of all Participants who made Employee Contributions and the method of allocation of such Employer Contribution shall be based on a percentage of each such Participant's amount of Employee Contributions made during the applicable Plan Year up to an established limit. Such percentages and limits are to be established solely by action of the Board of Directors in a manner that satisfies Code Sections 401(a)(4), 401(k) and 401(m).

4.02
Source and Timing of Employer Contributions

  Any provision of the Plan to the contrary notwithstanding, all Employer Contributions to the Plan according to Section 4.01 shall be made out of current and accumulated profits; however, the total Employer Contribution made with respect to any Plan Year, when added to any other contributions made by an Employer to a plan qualified under Code Section 401(a), shall not exceed such amount which is deductible for such Plan Year pursuant to Code Sections 404(a)(3) or 404(a)(7). In any event, all contributions for a Plan Year shall be paid within the regular or extended time for filing the Employers federal income tax return for the fiscal year, coinciding with such Plan Year.

4.03
Vesting of Employer Contributions

  Each Participant's Employer Contribution Account shall become 100% nonforfeitable on the earliest of:

  (a)
  a Participant's attainment of three Years of Service;

  (b)
  a Participant's Normal Retirement Date;

  (c)
  a Participant's death while employed;

  (d)
  a complete discontinuance of Company contributions hereunder; or

  (e)
  termination of the Plan.

  Notwithstanding the foregoing subparagraph (a), the portion of each Participant's Employer Contribution Account attributable to Employer Contributions made pursuant to Section 4.01(a) shall become 50% nonforfeitable at the Participant's attainment of two Years of Service, and shall be 100% nonforfeitable at the Participant's attainment of three or more Years of Service.

4.04
Forfeiture of Company Contributions

(a)
In the event a Participant terminates his employment prior to such time as he becomes fully vested in accordance with Section 4.03, his nonvested interest in his Employer Contribution Account and accrued Years of Service for vesting shall be forfeited as of the earlier of;

(i)
the date on which the Participant incurs a Date of Severance under 1.08(e); or

(ii)
the date on which the Participant receives a distribution of his vested Employer Contribution Account.

    As of such date of forfeiture, the Participant shall no longer be considered a Participant hereunder.

  (b)
  In the event an individual described in (a) above returns to employment as an Employee prior to both receiving a distribution of his vested Employer Contribution Account and incurring five consecutive One-Year Periods of Severance, such Employee shall have restored the full balance of his Employer Contribution Account that was forfeited under (a) above.

  (c)
  In the event an individual described in (a) above returns to employment as an Employee prior to incurring five consecutive One-Year Periods of Severance, such portion of his Employer Contribution Account as was forfeited under (a) above shall be restored.

  (d)
  Any forfeitures occurring under this Section 4.04 shall be applied first to restore amounts previously forfeited by Participants who subsequently return to employment. Any remaining forfeitures shall be used to reduce future Employer Contributions.

4.05
Actual Contribution Percentage Limitation on Employer Contributions

(a)
Each Plan Year, an actual contribution percentage shall be determined for each Employee who is eligible to become a Participant. Such percentage shall be equal to "aggregate contributions", as defined below, made on the Participant's behalf for the Plan Year, divided by his Compensation in the Plan Year. With respect to Employees who are eligible to make Employee Contributions pursuant to Section 3.01 but make no such contributions and thus do not have any Employer Contributions made to the Plan on their behalf under Section 4.01 (or any other type of aggregate contribution which may be permitted under a Plan maintained by the Employer), such actual contribution percentage shall be zero.

    For purposes of calculating a Participant's actual contribution percentage under this paragraph (a), "aggregate contributions" attributable to a Participant with respect to any Plan Year are equal to the sum of all (i) voluntary after-tax employee contributions made to the Plan by or on behalf of a Participant that is included in the Participant's gross income in the year in which made and which is maintained under a separate account to which earnings and losses are allocated, (ii) matching Employer Contributions as defined in Section 4.01 made to this or any other defined contribution plan maintained by the Employer on behalf of a Participant on account of an Employee Contribution made by such Participant, and (iii) any qualified matching contributions made to this or any other defined contribution plan maintained by the Employer on behalf of a Participant on account of an Employee Contribution made by such Participant (to the extent any such amounts are permitted by this Plan, and to the extent such aggregate contributions amounts are not taken into account for purposes of the actual deferral percentage limits) made under this Plan on behalf of such Participant for the Plan Year. Such actual contribution percentage amounts shall not include matching Employer Contributions that are forfeited either to correct excess aggregate contribution amounts or because the contributions to which they relate are excess Employee Contributions as determined under Sections 3.02(b) or 3.04, as applicable or excess aggregate contributions as determined under Section 4.06. The Employer may elect to use Employee Contributions in determining actual contribution percentages so long as the actual deferral percentage limit is satisfied before such Employee Contributions are used in determining whether the actual contribution percentage limit is satisfied and continues to be satisfied following the exclusion of those Employee Contributions that are used to determine whether the actual contribution limits are satisfied.

    Notwithstanding the foregoing, for any Plan Year beginning before January 1, 1997, for purposes of determining the actual contribution percentage of a Participant who is a five percent owner or one of the ten most Highly Compensated Employees, the Employer Contributions included in determining the actual contribution percentage and Compensation of such participant will include the Employer Contributions included in determining the actual contribution percentage and Compensation for the Plan Year of any family members, as defined in Code Section 414(q)(6). For any Plan Year beginning before January 1, 1997, family members of such Highly Compensated Employees will be disregarded as separate Participants in determining the actual contribution percentage of any Participant.

  (b)
  For any Plan Year beginning on or after January 1, 1997, the average of the actual contribution percentages for all eligible Highly Compensated Employees for such Plan Year (High Average), when compared to the average of the actual contribution percentages for all other eligible Employees for the preceding Plan Year (Low Average) must meet one of the following requirements:

  (i)
  the High Average is no greater than the Low Average times one and one quarter; or

  (ii)
  the excess of the High Average over the Low Average is not greater than two percentage points and the High Average is no greater than the Low Average times two.

  (c)
  For purposes of this Section 4.05, the actual contribution percentage of any Participant who is a Highly Compensated Employee and who is eligible to have matching Employer Contributions allocated to his account under two or more plans described in Code Section 401(a), or arrangements described in Code Section 401(k) that are maintained by the Employer, shall be determined as if the total of such actual contribution percentage amounts were made under each such plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under the regulations under Code Section 401(m). In the event that this Plan satisfies the requirements of Code Sections 401(a)(4), 401(m), 410(b), only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section 4.05 shall be applied by determining the actual contribution percentage of Participants as if all such plans were a single plan.

  (d)
  For purposes of this Section 4.05, actual contribution percentages shall be calculated to the nearest one-hundredth of one percent. Moreover, for purposes of determining the actual contribution percentage limits, aggregate contributions must be made before the last day of the 12-month period immediately following the Plan Year to which such contributions relate. The Committee will maintain records sufficient to demonstrate satisfaction of the actual contribution percentage limits and the amount of aggregate contributions used in measuring such limits.

  (e)
  To the extent Employer Contributions cause the High Average to fail to meet paragraph (b) above, the Committee may include such amount of Employee Contributions (if not used to satisfy the requirements of Section 3.03(b)) as may be necessary to satisfy the requirements of paragraph (b).

  (f)
  The extent to which Employer Contributions cause the High Average to fail to meet paragraph (b) above shall be determined by the Committee in a reasonable and consistent manner. The Committee shall not be liable to any Participant (or his beneficiary, if applicable) for any losses caused by inaccurately estimating the amount of any Employer Contributions made on behalf of any Participant in excess of the limitation established in paragraph (b) above and the earnings or losses attributable to such Employer Contributions.

4.06
Treatment of Employer Contributions in Excess of Actual Contribution Percentage Limitation

(a)
If the actual contribution percentage limitation of Section 4.05(b) is not satisfied for a given Plan Year, the amount of aggregate contributions (as such term is defined in Section 4.05(a)

    hereof) that are in excess of such limitation shall be allocated to Highly Compensated Employees for such Plan year in the following manner:

    (i)
    The aggregate contributions of the Highly Compensated Employee with the highest amount of aggregate contributions shall be distributed until the first to occur of (A) the amount distributed equals the total excess aggregate contributions; or (B) the aggregate contributions of such Highly Compensated Employee for the Plan Year equals the aggregate contributions of the Highly Compensated Employee for the Plan Year with the next highest amount of aggregate contributions.

    (ii)
    The process in step (i) shall be repeated by allocating excess aggregate contributions to the Highly Compensated Employee with the next highest amount of aggregate contributions for the Plan Year until the total amount of excess aggregate contributions is exhausted.

  (b)
  Any aggregate contributions (within the meaning of paragraph (a) above) attributable to a Highly Compensated Employee that are deemed in excess of the actual contribution percentage limitation for a given Plan Year (through application of paragraph (a) above) shall be forfeited, or, if not forfeitable, distributed (along with an allocation any earnings or losses attributable as defined below) no later than the last day of the Plan Year following the Plan Year to which such excess aggregate contributions relate. Any such excess aggregate contribution that is in an amount greater than the de minimis amount prescribed by the Secretary of the Treasury or his delegate (and any income or loss attributable to such excess aggregate contribution) that is distributed pursuant to this paragraph by two and one-half months following the Plan Year to which such excess amounts relate shall be includible in the affected Participant's gross income for his taxable year ending with or within the Plan Year for which the excess aggregate contributions were made. Any excess aggregate contributions (and any income or loss attributable thereto) so distributed more than two and one-half months following the Plan Year to which such excess amounts relate and any de minimis excess aggregate contributions (and any income or loss attributable thereto) distributed prior to such date shall be includible in the affected Participant's gross income in the taxable year in which such amounts are distributed and a ten percent excise tax will be imposed on the Employer with respect to such amounts pursuant to Code Section 4979.

  (c)
  In making a forfeiture or distribution under this Section 4.06, the Employer shall specifically designate such forfeiture or distribution as consisting of aggregate contributions (and income or loss) in excess of that permitted by the actual contribution percentage limit with respect to the forfeiture or distribution of such excess aggregate contributions pursuant to this Section 4.06, excess aggregate contributions shall be forfeited, if forfeitable, or distributed on a pro rata basis from the Participant's voluntary after-tax contributions account, if any, Employer Contribution Account, and qualified matching contribution account, if any (and, if applicable, the Participant's qualified non-elective contribution account or Employee Contribution Account, or both). Any distribution of less than the entire amount of excess aggregate contributions and income or loss attributable thereto (as such entire amount is determined after application of Section 4.06(a) and, if applicable, Section 4.07) shall be treated as a pro-rata distribution of such excess aggregate contribution and income or loss.

    Forfeitures of Employer Contributions applicable to any excess aggregate contributions shall be applied to reduce any Employer Contributions for the Plan Year in which such excess arose. However, to the extent such excess exceeds Employer Contributions, or if the Employer has already made all applicable Employer Contributions for such Plan Year, any such remaining unallocated excess Employer Contributions shall be allocated to the Employer Contribution Account of each Non-Highly Compensated Employee who made Employee Contributions in the ratio which each such Non-Highly Compensated Employee's Compensation for the Plan Year bears to the total Compensation of all such Participants for such Plan Year.

    Excess aggregate contributions, as defined in this Section 4.06, shall be adjusted for any income or loss allocable to such excess up to the date of distribution of such excess, and shall be equal to income or loss attributable to such excess occurring in the Plan Year in which such Employer Contribution is attributable and "gap income" attributable to the period occurring between the end of such Plan Year and the date of the distribution of such excess Employer Contributions. The determination of any income or loss shall be made according to a reasonable method, applied consistently to all Participants for all corrective forfeitures or distributions, which method is otherwise used by the Plan for the allocation of income or loss to the Participants' accounts. Any such manner of determining income or loss shall be made in a manner which is consistent and uniform to all Participants and in a manner which does not violate Code Section 401(a)(4).

  (d)
  Except as otherwise provided by the Secretary of the Treasury or his delegate, any aggregate contribution in excess of the actual contribution percentage limitation shall be taken into account for purposes of determining the Participant's annual additions limitation, as provided in Section 11.11 herein, notwithstanding the correction of such excess amounts by forfeiture or distribution. No corrective distribution or forfeiture under this Section 4.06 shall be recognized for purposes of determining whether the minimum distribution requirements of Code Section 401(a)(9) are satisfied with respect to any Participant.

  (e)
  Any distribution in accordance with this Section 4.06 shall be made without regard to any notice or consent otherwise required under Code Sections 411(a)(11) or 417.

4.07
Combined Alternative Limitation on Employee and Employer Contributions

  Any provision of Articles III or IV to the contrary notwithstanding, if as of any Plan Year both the High Average specified in Section 3.03(b) (relating to actual deferral percentages) and the High Average specified in Section 4.05(b) (relating to actual contribution percentages) exceed the Low Average specified in such Sections by more than 25%, the Committee shall apply the aggregate alternative limitation in accordance with Section 1.401(m)-2 of the Income Tax Regulations (or its successor), the provisions of which are incorporated herein by reference. In the event the combined alternative limitation is not satisfied for any given Plan Year, the Employer shall direct the Committee to reduce the High Average of Section 4.05(b), as permitted by Section 4.06 hereof, to the extent necessary to satisfy the combined alternative limitation.

  For purposes of this Section 4.07, the High Averages specified in Sections 3.03(b) and 4.05(b) shall be determined after taking into account all corrective measures permitted under Sections 3.02, 3.04 and 4.06.

ARTICLE V
PARTICIPANT ACCOUNTS AND VALUATION OF FUNDS

5.01
Establishment of Participant Accounts

(a)
There shall be established and maintained for each Participant a Total Account consisting of the following accounts:

(i)
An Employee Contribution Account,

(ii)
An Employer Contribution Account, and, if applicable,

(iii)
A Rollover Account.

(b)
Within each of the accounts listed in Section 5.01(a), separate records shall be kept of the portion of each account invested in each of the available or applicable Funds.

5.02
Procedure as of Each Valuation Date

(a)
As of each Valuation Date, the Trustee shall determine the fair market value of each Fund within the Trust Fund, and the Committee shall determine the fair market value of the Employee Contribution Account, Employer Contribution Account, and/or Rollover Account (if applicable) of each Participant. The value of a Participant's Total Account as of a Valuation Date shall be equal to the value of such Total Account as of the last Valuation Date, plus or minus the applicable adjustments contained in paragraph (b) below.

(b)
As of each Valuation Date, the Employee Contribution Account, Employer Contribution Account, and/or Rollover Account (if applicable) of each Participant shall be adjusted to account for investment earnings or losses. The investment earnings (or losses, if such computation is negative) of each Fund shall be:

(i)
equal to the sum of all income received and realized and unrealized appreciation since the last Valuation Date, less all charges, expenses and realized and unrealized depreciation since the last Valuation Date;

(ii)
allocated to the Employee Contribution Account, Employer Contribution Account and/or Rollover Account (if applicable) of each Participant invested in the given Fund in the ratio that the value of such Account as of the last preceding Valuation Date, reduced by any subsequent withdrawals, distributions and loans and increased by all subsequent contributions and all subsequent loan repayments, bears to the total value of the Employee Contribution Account, Employer Contribution Account and/or Rollover Account (if applicable) of all such Participants invested in such Fund as of the last preceding Valuation Date, reduced by any subsequent withdrawals, distributions and loans and increased by all subsequent contributions and loan repayments.

(c)
As soon as administratively possible after the earlier of the last day of each accounting year or the day on which such contributions are allocated to each Participant's Account, each eligible Participant's Employer Contribution Account shall be increased by any allocation of an Employer Contribution made pursuant to Section 4.01(a) or (b), as appropriate.

(d)
In determining the value of the Funds, including the OfficeMax, Inc. Common Share Fund and the Employee Contribution Accounts, Employer Contribution Account and/or Rollover Accounts (if applicable) invested therein, the Trustee and the Committee shall exercise their best judgment, and all such determinations of value (in the absence of bad faith) shall be binding upon all Participants and their beneficiaries. All allocations of Employee Contributions and Employer Contributions shall be made as of the date of actual allocation regardless of the payday or December 31 to which they pertain.

5.03
Investment Elections

(a)
When an Employee becomes eligible to participate pursuant to Section 2.02 hereof or makes a Rollover Contribution, he shall specify the manner in which his Employee Contribution Account and/or Rollover Account (if applicable) shall be invested in each Fund offered as an investment vehicle for such accounts. The investment election shall specify, in 1% increments from 0% to 100%, the percentage of all future contributions to be invested in each such Fund. The investment election made under this Section 5.03(a) may be changed as of any time (but only with respect to contributions made after such date) by submitting a new election to the Committee through the system designated by the Committee prior to the date on which the election is to become effective.

(b)
A Participant shall also have the opportunity to change the manner in which his Employee Contribution Account and/or Rollover Account (if applicable) is invested in each offered

    Fund. The investment election shall specify, in 1% increments from 0% to 100%, the percentage of each account to be invested in each offered Fund. The investment election made under this Section 5.03(b) may be changed at any time by submitting a new election to the Committee through the system designated by the Committee prior to the date the election is to become effective. Any transfer of assets between the Funds which may be required to achieve the investment mix elected by the Participant shall take place as soon as practical after the date on which the election is to be effective. Any election under this Section 5.03(b) to change the manner in which any part of a Participant's Total Account is invested shall be subject to any restrictions imposed by the Committee or Trustee on the direct transfer of assets between certain Funds, and such election shall have no impact on the investment election pertaining to contributions as described in Section 5.03(a) above.

  (c)
  Employer Contributions made pursuant to Section 4.01(b) shall be invested in the OfficeMax, Inc. Common Share Fund or such other Fund as the Employer shall designate. In the event no restrictions are placed on such contributions, the investment election provisions set forth in paragraphs (a) and (b) above shall apply.

  (d)
  Employer Contributions made pursuant to Section 4.01(a) shall be invested in the OfficeMax, Inc. Common Share Fund. The investment elections set forth in (a) and (b) above shall not apply to any portion of each Participant's Employer Contribution Account attributable to Employer Contributions made pursuant to Section 4.01(a).

  (e)
  Any investment elections or changes in elections under this Section 5.03 may be declined, limited or delayed by the Committee, if, in the judgment of the Committee, giving effect to such elections would adversely affect the Plan in a manner described in Department of Labor Regulation Sections 2550.404c-l(b)(2) or 2550.404c-l(d)(2).

  (f)
  In the event a Participant's election under paragraphs (a) or (b) as of any pertinent date is incomplete, or in the event no election is effectively made under such paragraphs by a Participant, the Participant will be assumed to have chosen to invest in such Fund as may have been designated by the Committee, from time to time, as the appropriate Fund to hold such Plan and Trust assets.

  (g)
  The Committee and Trustee may, in their discretion, offer additional Funds to all Participants and may cease to offer any Fund or Funds at such time as they deem appropriate.

  (h)
  The Employer, or each other fiduciary to whom all or part of the following responsibility has been delegated, shall comply with appropriate notification requirements relating to Participants' investment direction of their Employee Contribution Accounts and furnish account statements to Participants following the close of each calendar quarter.

  (i)
  Notwithstanding anything in this Section to the contrary, the Company, in its sole discretion, and where the terms of any relevant funding arrangements so require, may impose special terms, conditions and restrictions upon a Participant's right to direct the investment in, or transfer into or out of, such funding arrangements.

    Common Shares acquired by the Trustee shall be held by the Trustee until disposed of pursuant to the provisions of the Plan or the Trust Agreement. Common Shares may be registered in the name of the Trustee or its nominee. Before each annual or special meeting of the Primary Employer's shareholders, the Trustee shall send to each Participant a copy of the proxy solicitation material therefor, together with a form requesting confidential instructions to the Trustee on how to vote the Common Shares credited to the Participants' Account. Upon receipt of such instructions, the Trustee shall vote the Common Shares as instructed. Any Common Shares held in the Participants' Accounts as to which the Trustee does not receive instructions shall be voted in proportion to the voting instructions the Trustee has actually received in respect of such Common Shares.

ARTICLE VI
DISTRIBUTIONS AND WITHDRAWALS

6.01
Distributions Upon Retirement, Disability, Death or Termination of Employment

(a)
In the event of the termination of a Participant's service with the Employer and all Affiliates for any reason, the Participant shall receive his vested Total Account in a lump sum in accordance with Section 6.03 if such vested Total Account is not in excess of $3,500 (or, effective January 1, 2000, $5,000). If the Participant's vested Total Account balance exceeds (or at the time of any prior distribution exceeded) $3,500, the Participant may elect to receive his vested Total Account, or elect to defer receipt until his Retirement Date or such later date permitted by Section 6.03, by giving written notice to the Committee on a form designated for that purpose. Notwithstanding the foregoing sentence to the contrary, effective January 1, 2000, the vested Total Account of a Participant whose service with the Employer and all Affiliates terminates may be distributed without the Participant's consent if the vested Total Account does not exceed $5,000 as determined at the time of the current distribution. The failure of a Participant to make an election as described in the preceding sentence shall be deemed an election by the Participant to defer receipt of his vested Total Account.

(b)
All payments made pursuant to this Article VI shall be based on the balance in the Participant's vested Total Account no earlier than (i) the Valuation Date coincident with the date the Participant's employment is terminated, or (ii) in the case of a Participant electing to defer receipt, no earlier than the Valuation Date coincident with the request for payment. Actual payment shall be made as soon as practicable after the applicable Valuation Date. If a Participant's vested Total Account is distributed prior to a final allocation of Employer Contributions to which he is entitled, a final payment shall be made to the Participant as soon as practicable after such allocation.

(c)
Notwithstanding the foregoing, all distributions under the Plan shall be made in accordance with regulations under Code Section 401(a)(9) (including Reg. Section 1.401(a)(9)-2). Furthermore, those provisions reflecting Code Section 401(a)(9) (as included here by reference, if not specifically stated) shall override any provision hereof inconsistent with Code Section 401(a)(9).

6.02
Distributions Upon Plan Termination

  In the event the Plan is terminated and an Employer or an Affiliate does not maintain a defined contribution plan, the date of Plan termination shall be deemed a Valuation Date, and distribution of a Participant's vested Total Account may be made in a lump sum as soon as practicable following date of Plan termination.

6.03
Payment of Amounts Distributed

(a)
All distributions shall be made in a lump sum.

(b)
Any provision of Section 6.01 to the contrary notwithstanding, unless the Participant elects otherwise, distribution of benefits under this Section 6.03 will begin no later than the 60th day after the latest of the close of the Plan Year in which:

(i)
the Participant attains age 65,

(ii)
occurs the fifth anniversary of the Plan Year in which the Participant commenced participation in the Plan, or

    (iii)
    the Participant terminated employment with the Employer.

    A Participant may elect to postpone his receipt of benefits to a date later than that specified in this paragraph (b) by filing a written notice with the Committee prior to the date benefits would otherwise commence. Such notice shall indicate a date on which the Participant desires his benefits to commence. Notwithstanding any other provision of the Plan, to the extent required under Section 401(a)(9) of the Code, the vested Total Account of a Participant who is a 5% owner (as defined in Section 416 of the Code) or who attains age 70 1/2 prior to January 1, 1999 shall be distributed to him in a lump sum in cash not later than April 1 of the calendar year following the calendar year in which he attains 70 1/2. In addition, the vested Total Account of any other Participant must be distributed not later than April 1 of the calendar year following the later of (i) the calendar year in which he attains 70 1/2 or (ii) the calendar year in which he incurs a termination of employment.

  (c)
  To the extent required by law, the Plan shall permit any distributee (a Participant, former Participant, spouse, or former spouse designated as an alternate payee under Section 414(p) of the Code, or a former spouse who is designated as an alternate payee under a qualified domestic relations order) who receives, on or after January 1, 1993, a Plan distribution which qualifies as an eligible rollover distribution (a distribution of all or any portion of the balance to the credit of the distributees excluding: any distribution that is one of a series of substantially equal periodic payments (made at least annually for the life or life expectancy of the distributees or the joint lives of the distributees and designated beneficiary, or for a specified period of 10 years or more); any distribution to the extent it is required under Code Section 401(a)(9); the portion of any distribution that is not includible in gross income; and for distributions on or after January 1, 2000, any hardship distribution described in Code Section 401(k)(2)(B)(i)(IV)) to elect a "direct rollover" which is a direct payment of such distribution to an Eligible Retirement Plan. An Eligible Retirement Plan is an individual retirement account under Code Section 408(a) or an individual retirement annuity under Code Section 408(b) with respect to the surviving spouse of a Participant or former Participant, plus an annuity plan under Code Section 403(a), or a qualified trust under Code Section 401(a), that accepts such distributions, with respect to a Participant or former Participant. The Company shall provide or cause to be provided to any distributee, any required explanation of these provisions.

  (d)
  A processing fee of twenty-five dollars ($25) shall be charged against all distributions to cover administrative costs.

  (e)
  The Plan shall permit any Participant, former Participant, or beneficiary to elect to have any distribution under this Section 6.03, or any corrective distribution required to be made under Sections 3.02(b), 3.04 or 4.06, paid in cash and/or OfficeMax, Inc. Common Shares.

6.04
Special Rules Relating to Death Benefits

(a)
In the event a Participant dies while in the service of the Employer and prior to receiving the value of his Total Account in accordance with this Article VI, the Total Account shall be paid in a cash lump sum to such Participant's spouse, if any, to whom he was married as of his date of death or to such other beneficiary as may be designated pursuant to Sections 6.04(b) or 11.05 hereof. If it is established to the satisfaction of the Committee that no such spouse exists or that the spouse cannot be located, the deceased Participant's Total Account shall be paid in a cash lump sum to such other beneficiary or beneficiaries designated by the Participant on a form designed for such purpose by the Committee. In the event a Participant dies without an eligible surviving spouse and without having properly designated a beneficiary (or after having designated a beneficiary that pre-deceases him), the Committee shall direct the Trustee to distribute the deceased Participant's Total Account in a cash lump sum to one or more of the person or persons in the following classes of beneficiaries then surviving: the Participant's (i) widow or widower, (ii) children, (iii) parents, (iv) brothers and sisters, (v) executors and administrators. All payments under this paragraph shall be made within a reasonable time following the Participant's death.

  (b)
  A Participant may at any time designate a beneficiary other than his spouse to receive a portion of any benefit payable hereunder that results from his death. To designate a beneficiary other than his spouse, a Participant must elect the alternative beneficiary on a form provided by the Committee and such Participant's spouse must consent to such alternative beneficiary in a writing that acknowledges the spouse's understanding of the effect of the alternative designation. Any subsequent change in beneficiary designated by the Participant (other than the reinstatement of the Participant's spouse as beneficiary), or any increase in the percentage of the benefit payable to a non-spouse beneficiary, upon the Participant's death shall likewise require a spousal consent under this paragraph. Any spousal consent required under this paragraph shall be witnessed by a Plan representative or notary public.

6.05
Withdrawal of Total Account After Age 59 1/2

  Upon proper written application on such form as the Committee may specify, a Participant who has attained age 59 1/2 shall be permitted to withdraw, as of any Valuation Date, all or a portion of his Employee Contribution Account and his Rollover Account, but in no event shall such withdrawal be permitted for amounts less than $500, and shall be limited in frequency to one withdrawal for each Plan Year for each Participant. A Participant requesting a withdrawal under this Section 6.05 shall request, complete and deliver the appropriate form to the Committee prior to the Valuation Date on which the withdrawal is to be effective. All withdrawals hereunder shall be made in cash as soon as practicable following the applicable Valuation Date. A Participant exercising a withdrawal under this Section 6.05 shall not have his participation in the Plan restricted on account of such withdrawal. Participants receiving withdrawals under this Section 6.05 shall be charged a processing fee in the amount of twenty-five dollars ($25) to cover administrative costs. Such processing fee shall be applied against such a Participant's withdrawal.

6.06
Hardship Withdrawals of Employee Contributions

  Distribution of a Participant's Employee Contributions (and earnings on all Employee Contributions accrued as of December 31, 1988) may be made to a Participant in the event of a hardship. For the purposes of this Section 6.06, hardship is defined as an immediate and heavy financial need of the Participant when such Participant lacks other available resources.

  (a)
  The following circumstances are the only financial needs considered immediate and heavy:

  (i)
  Deductible medical expenses (within the meaning of Code Section 213(d)) previously incurred by the Participant, the Participant's spouse, children, or dependents, or necessary for such persons to obtain such care;

  (ii)
  The purchase (excluding mortgage payments) of a principal residence for the Participant;

  (iii)
  Payment of tuition and related educational fees for the next 12 months of post secondary education for the Participant, the Participant's spouse, children, or dependents; or

  (iv)
  The need to prevent the eviction of the Participant from, or a foreclosure on the mortgage of, the Participant's principal residence.

  (b)
  A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Participant only if:

  (i)
  The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans available under all Plans maintained by the Company;

  (ii)
  All plans maintained by the Company provide that the Participant's Employee Contributions (or other pre-tax elective deferrals) and Participant after-tax contributions will be suspended for a 12 month period after the receipt of the hardship distribution;

  (iii)
  The distribution is not in excess of the amount necessary to satisfy the immediate and heavy financial need; and

  (iv)
  All plans maintained by the Company provide that the Participant may not make Employee Contributions (or other elective deferrals) for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code Section 402(g) for such taxable year less the amount of such Participant's Employee Contributions (or aggregate pre-tax elective deferrals) for the taxable year of the hardship distribution.

  (c)
  Notwithstanding the foregoing, the amount of any hardship distribution must equal or exceed $500.

  (d)
  A processing fee of twenty-five dollars ($25) will be charged each Participant for each hardship distribution.

  (e)
  Any hardship distribution will be withdrawn in a proportional manner from each of the investment accounts in which the Participant's Employee Contribution Account is invested at the time of the distribution, as determined by a uniform and nondiscriminatory administrative procedure.

  (f)
  Notwithstanding any of the foregoing provisions to the contrary, the amount of any distribution under this Section 6.06 may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

6.07
Hardship Withdrawals of Rollover Accounts

  Distribution of a Participant's Rollover Account may be made to a Participant in the event of a hardship. For the purposes of this Section 6.07, hardship is defined as an immediate and heavy financial need of the Participant when such Participant lacks other available resources.

  (a)
  The circumstances which shall be the only financial needs considered immediate and heavy shall be those circumstances pursuant to Section 6.06(a). Notwithstanding the foregoing, a distribution shall be considered as necessary to satisfy an immediate and heavy financial need of the Participant only if the Company has determined that distribution is not in excess of the amount necessary to satisfy the immediate and heavy financial need, or to the extent the need may be satisfied from other resources that are reasonably available to the Participant. This determination shall be made on the basis of all relevant facts and circumstances, and shall include a reasonable consideration of all of the employee's resources. An employee's resources shall be deemed to include those assets of the Participant's spouse and minor children that are reasonably available to the Participant. A distribution may be treated as necessary to satisfy a financial need if the Company relies upon the Participant's written representation, unless the Company has actual knowledge to the contrary that the need cannot be reasonably relieved (1) through reimbursement or compensation by insurance or otherwise; (2) by liquidation of the Participant's assets; (3) by cessation of all elective contributions or employee contributions under the Plan; or (4) by other distributions or nontaxable (at the time of the loan) from plans maintained by the Company or by any other employer, or by borrowing from commercial sources on reasonable commercial terms, in an amount to satisfy the need. However, for purposes of the foregoing, a need cannot be reasonably relieved by one or more of the sources if the direct result of taking any one of the actions would be an increased financial need.

  (b)
  Notwithstanding the foregoing, the amount of any hardship distribution must equal or exceed $500.

  (c)
  A processing fee of twenty-five dollars ($25) will be charged each Participant for each hardship distribution.

  (d)
  Any hardship distribution will be withdrawn in a proportional manner from each of the investment accounts in which the Participant's Rollover Account is invested at the time of the distribution, as determined by a uniform and nondiscriminatory administrative procedure.

  (e)
  Notwithstanding any of the foregoing provisions to the contrary, the amount of any distribution under this Section 6.07 may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

ARTICLE VII
ADMINISTRATION OF PLAN

7.01
Company Responsibility

  The Company shall be the named fiduciary for the Plan and shall be responsible for the general administration of the Plan and for carrying out the provisions thereof.

7.02
Powers of Company

  The Company shall have any and all power and authority (including discretion with respect to the exercise of that power and authority) which shall be necessary, properly advisable, desirable or convenient to enable it to carry out its duties under the Plan. The Company may delegate all or part of such power and/or authority.

7.03
Saving Plan Committee

  There shall be a Savings Plan Committee (referred to herein as the "Committee"), composed of no less than three and no more than five members, employees, officers, or directors of an Employer, and who may be Participants under the Plan. All members shall be appointed by the Board of Directors and shall serve at the pleasure of the Board. These members shall serve without compensation from the Trust Fund. The Board of Directors may at any time remove a member and may appoint a member to fill any vacancy among the members of the Committee.

7.04
Powers of Committee

  The Committee shall have the powers specifically delegated to it in the Plan. These powers are limited as provided below:

  (a)
  To find facts and make determinations required by the provisions of the Plan and to develop procedures for making such determinations including that of eligibility of an Employee to participate in the Plan.

  (b)
  To authorize the Trustee to make payment of benefits from the Trust Fund to Participants and beneficiaries entitled to such benefits under the Plan and to set up procedures governing the manner in which such authorizations will be made.

  (c)
  To receive from Employees, Participants, and beneficiaries such notices, forms, requests and the like pertaining to the Employer's responsibilities and obligations provided under the Plan and to act and process the same and to obtain from the Employer, Employees, Participants and beneficiaries all other information as may be necessary for the proper administration of the Plan.

  (d)
  To dispense to Employees, Participants and beneficiaries such materials as may be provided for herein or as may be consistent with the Code or ERISA.

  (e)
  To develop procedures affording Participants and the Employer opportunities to make objection with respect to the Committee's findings and determinations.

  (f)
  To conduct the claims and appeals procedure specified in Section 7.08 hereof.

  (g)
  To take all actions otherwise delegated to the Committee under the Plan.

  All powers of the Committee shall be exercised in a manner consistent with all provisions of the Plan, and the Committee shall have no power or authority to add to, subtract from, or modify the Plan, or any provision thereof, but shall be authorized to interpret and apply the provisions of the Plan.

7.05
Meetings of Committee

  The Committee shall meet at such times and for such periods for the transaction of necessary business as may be mutually agreed upon by its members. Minutes shall be kept of all meetings of the Committee and there shall be recorded in such minutes all action taken by the Committee with respect to the granting or denial of Plan distributions. The Committee may invite consultants or special representatives to attend meetings and to participate in the discussions of the Committee. To constitute a quorum for the transaction of business, there shall be required to be present at any meeting of the Committee a majority of the members. At all meetings of the Committee, each member present shall have one vote.

7.06
Decisions of Committee

  Decisions of the Committee shall be by majority of the votes cast and shall be binding upon the Employers, Employees, Participants and beneficiaries. No ruling or decision of the Committee in any one case shall create a basis for a retroactive adjustment in any other case prior to the date of written filing of each specific claim.

7.07
Indemnification of Committee

  The Committee and the officers and directors of the Employers shall be entitled to rely upon all tables, valuations, certificates and reports furnished by a consultant, upon all certificates and reports made by any accountant, and upon all opinions given by any legal counsel. The Committee and the officers and directors of the Employers shall be fully protected against any action taken in good faith in reliance upon any such tables, valuations, certificates, reports or opinions. All actions so taken shall be conclusive upon each of them and upon all persons having an interest under the Plan. To the extent permitted by law, no member of the Committee shall be held personally liable by virtue of any instrument executed by him or on his behalf as a member of the Committee, or for any mistake or judgment made or for any neglect, omission or wrongdoing of anyone employed by the Employer, or for any loss unless resulting from his own gross negligence or willful misconduct. To the extent permitted by law, Committee members shall be indemnified by the Employers against expenses, including attorneys' fees, reasonably incurred by him in connection with any action to which he may be a party by reason of his appointment as a Committee member, except in relation to matters as to which he shall be adjudged in such action to be liable for gross negligence or willful misconduct in the performance of his duty as a Committee member. The foregoing right of indemnification shall be in addition to any other rights to which the Committee may be entitled as a matter of law.

7.08
Claims for Benefits and Appeals

(a)
Where a claim for benefits is denied by the Committee, notice of such denial must be given in writing within 90 days after such claim was received. Such notice must give the specific reasons for such denial, a specific reference to the provision of the Plan on which such denial is based, any additional information or material that may be needed to perfect such claim, and an explanation of the claims review procedure.

(b)
Any claimant who is denied benefits shall have 90 days from the date of the denial in which to file an appeal with the Committee for a full and fair review. A decision by the Committee will be made not later than 60 days after receipt of a request for review, unless special circumstances require an extension of time for processing, in which event a decision should be rendered as soon as possible, but in no event later than 120 days after such receipt. The Committee's decision on review shall be written and include specific reasons for the decision, written in a manner calculated to be understood by the claimant with specific references to the pertinent Plan provisions on which the decision is based.

7.09
Expenses

  The operation and administrative expenses of the Committee, including but not limited to the compensation of consultants, accountants, legal counsel and other specialists, shall be expenses of the Plan and subject to the provisions of Section 13.02. Nothing herein shall preclude an Employer from electing to pay such expenses on behalf of its Employees.

ARTICLE VIII
TOP HEAVY PROVISIONS

8.01
Top Heavy Provisions

(a)
The Plan shall be deemed to be a top heavy plan for a Plan Year if, as of a Determination Date, the aggregate value of the Total Accounts of Key Employees exceeds 60% of the aggregate value of the Total Accounts of all Participants, or if the Plan is part of a required Aggregation Group which is top heavy. For purposes of this test, any distributions made during the five Plan Years ending on the Determination Date shall be taken into account. If a Participant was not a Key Employee during the five Plan Years ending on the Determination Date, but such individual was a Key Employee during any previous Plan Year, the value of his Total Account shall not be taken into account. Further, if any Employee has not performed services for the Employer at any time during the five-year period ending on the Determination Date, the value of such Employee's Total Account shall be disregarded. In no event shall the Plan be considered top heavy if it is part of a required or permissive Aggregation Group which is not top heavy.

(b)
For purposes of this Section 8.01, the following terms shall have the meaning indicated:

(i)
Key Employee means any Participant who at any time during the Plan Year or any of the four preceding Plan Years is:

(A)
an officer of an Employer. No more than 50 Employees (or, if lesser the greater of three or 10% of the Employees) shall be treated as officers. No Employee whose annual Compensation from the Employer is less than or equal to 50% of the amount specified in Code Section 415(b)(l)(A), adjusted for automatic increases permitted by law or regulation for such year, shall be treated as an officer;

      (B)
      one of the 10 Employees owning or considered as owning (under Code Section 318) the largest interest in an Employer, if such Employee's Compensation is greater than the amount specified in Code Section 415(c)(1)(A), adjusted for any automatic increases permitted by law or regulation for such year;

      (C)
      a more than five percent owner of the Employer; or

      (D)
      a more than one percent owner of the Employer having annual Compensation from the Employer of more than $150,000.

        For the purpose of determining top 10 owners, five percent owners and one percent owners, neither the aggregation rules nor the rules of Code Sections 414(b), (c), (m) and (o) shall apply.

    (ii)
    Non-Key Employee means an Employee who is not a Key Employee.

    (iii)
    Determination Date means the last day of the preceding Plan Year.

    (iv)
    Plan Year means any calendar year commencing on or after January 1, 1993.

    (v)
    A required Aggregation Group is each plan of the Employers which provides benefits to a Key Employee and each other plan of the Employers, if any, which is included with this Plan for purposes of meeting the requirements of Code Sections 401(a)(4) or 410. A permissive Aggregation Group is this Plan and each other plan of the Employer which in total would continue to meet the requirements of Code Sections 401(a)(4) and 410 with such other plan being taken into account (i.e., such other plan provides comparable benefits and satisfies the coverage test). For purposes hereof, an Aggregation Group shall include a terminated plan described in Code Section 416(g)(3). An Aggregation Group will be deemed to be a "top heavy group" if the sum of (a) the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in such group, and (b) the aggregate of the accounts of Key Employees under all defined contribution plans included in such group, exceeds 60% of a similar sum determined for all Employees.

    (vi)
    "Employee" and "Key Employee" shall also include Beneficiaries of such an Employee. Inherited benefits shall retain the character of the benefits of the Participant.

8.02
Minimum Contribution

  Notwithstanding the provisions of Articles III and IV, for any Plan Year during which the Plan is deemed to be top heavy, the Employer shall make a minimum contribution on behalf of each Non-Key Employee which shall be no less than three percent of the annual compensation (as such term is defined under Section 1.415-2(d) of the Income Tax Regulations) of the Non-Key Employee; provided, however, that if the Employer contribution allocated on behalf of the Key Employee Participant for whom such allocation represents the highest percentage of annual compensation (as limited to $200,000 ($150,000 effective January 1, 1994), as indexed in accordance with Code Section 401(a)(17)) for the given Plan Year of all Key Employee Participants is a lesser percentage, the minimum contribution shall be reduced to such lesser percentage. For purposes of this Section 8.02, all defined contribution plans that are included in an Aggregation Group shall be considered as one plan. Any allocation of a minimum contribution that is required hereunder shall be made to any Non-Key Employee who has not separated from service by the end of such Plan Year.

  Notwithstanding the foregoing, if this Plan is top heavy for any Plan Year and if a Participant who is a Non-Key Employee also participates in any qualified defined benefit plan in the required aggregation group which is top-heavy, the minimum contribution shall be provided under each plan to each Non-Key Employee who is eligible to receive such minimum contribution. Moreover, if at any time any Participants of this Plan also participate in a qualified defined benefit plan in the Required Aggregation Group, and regardless of whether any Plan is top heavy or "super top heavy," then for any Plan Year in which this Plan is top heavy, Section 11.11(c) shall be modified by the substitution of the phrase "one hundred percent (100%)" for the phrase "one hundred twenty-five percent (125%)" wherever the latter phrase appears in Section 11.11(c). In the event that the annual additions and annual benefits of a Key Employee shall be in excess of such limitation as modified herein, no contributions shall be allocated to his accounts under this Plan until such Participant is brought into compliance or this Plan ceases to be super top-heavy. The Plan shall be treated as super top-heavy in any Plan Year in which the aggregate of the accounts of Key Employees under all defined contribution plans included in such group exceeds 90% of a similar sum determined for all Participants, as such sums are determined under subparagraph 8.01(b)(v), above.

  Except to the extent used for the purpose of determining the largest percentage of annual compensation contributed by the Employer for a given year on behalf of a Key Employee Participant, Employee Contributions described in Section 3.01 hereof and Employer Contributions described in Section 4.01 hereof shall not be considered Employer Contributions under this Section 8.02.

8.03
Plan Year in Which Plan Ceases to Be Top Heavy

  In any Plan Year that the Plan ceases to be top heavy, the above provisions shall no longer apply.

8.04
Application of Top Heavy Provisions

  In applying this Article, an Employer and all of its Affiliates shall be treated as a single employer, and all qualified plans maintained by such single employer shall be taken into account to the extent required under Code Section 416.

ARTICLE IX
THE TRUST FUND AND TRUSTEE

9.01
Trust Agreement

  The Company has entered into a Trust Agreement with the Trustee to hold the funds necessary to provide the benefits set forth in this Plan. The Trust Fund shall be received, held in trust, and disbursed by the Trustee in accordance with the provisions of the Trust Agreement and this Plan. No part of the Trust Fund shall be used for or diverted to purposes other than for the exclusive benefit of the Participants, retired Participants, disabled Participants, their beneficiaries or contingent beneficiaries under this Plan. No person shall have any interest in, or right to, the Trust Fund or any part thereof, except as specifically provided for in this Plan or the Trust Agreement.

  The Trust Agreement may contain provisions granting authority to the Company to settle the accounts of the Trustee on behalf of all persons having or claiming an interest in the Trust Fund. The Company shall have the right to amend any and all provisions of the Trust Agreement without the consent of the other Employers. The other Employers shall be notified in writing of any such amendments.

9.02
Removal of Trustee

  The Board of Directors may remove the Trustee at any time upon the notice required by the terms of the Trust Agreement, and upon such removal or upon the resignation of a Trustee, the Board of Directors shall appoint a successor Trustee.

9.03
Powers of Trustee

  The Trustee shall have such powers to hold, invest, reinvest, or purchase annuities on the lives of Participants, or to control and disburse the funds as at that time shall be set forth in the Trust Agreement or this Plan.

9.04
Appointment of Independent Accountants

  The Company may select a firm of independent public accountants to examine and report on the financial position and the results of the operations of the Trust Fund created under the Plan, at such times as it deems proper and/or necessary.

9.05
Appointment of Investment Manager

  The Company may select an independent investment manager to invest a specified portion of the Trust Fund. Such investment manager shall be either registered as an investment manager under the Investment Adviser's Act of 1940, a bank or an insurance company, and shall acknowledge in writing that he is a fiduciary with respect to the Plan.

9.06
Application of Trust Provisions

  The Trust Agreement shall be deemed to form a part of the Plan, and all rights of Participants or others under this Plan shall be subject to the provisions of the Trust Agreement.

ARTICLE X
AMENDMENT AND TERMINATION

10.01
Right to Amend

  The Company reserves the right at any time, by action of its Board of Directors, to modify or amend, in whole or in part, any or all of the provisions of the Plan, including specifically the right to make such amendments effective retroactively, if necessary, to bring the Plan into conformity with government regulations which must be complied with so that the Plan and Trust Fund may be eligible for tax benefits. No modification or amendment shall make it possible for Trust Fund assets to be used for, or diverted to, purposes other than the exclusive benefit of Participants, former Participants and their beneficiaries, except as indicated in Section 11.12. No amendment to the Plan shall decrease a Participant's account balance or eliminate an optional form of distribution. Other Employers, by their adoption of the Plan, consent to the Company's right to amend the Plan and shall be notified in writing of any such amendments.

  If the vesting provisions set forth in Sections 4.03 and 8.03 are amended, any Participant who, as of the effective date of the amendment, had been credited with three or more Years of Service for vesting purposes may irrevocably elect to have his nonforfeitable interest in the Employer minimum contributions made on his behalf computed without regard to the amendment. Notice of the amendment and the availability of the election shall be given to each such Participant, and the election may be exercised by the Participant by notice to the Committee within 60 days after the later of (a) the Participant's receipt of the notice, (b) the day the amendment is adopted, or (c) the effective date of the amendment.

10.02
Right to Terminate

  The Company may, by action of its Board of Directors, terminate the Plan or discontinue contributions thereto at any time. In addition, subject to the provisions of Section 10.03, an Employer may at any time discontinue its participation in the Plan with respect to its Employees and, subject to the provisions of 10.04, the Company may discontinue the participation of any other Employer in the Plan with respect to the Employees of such Employer. If the Plan is completely or partially terminated, the Total Accounts of the affected Participants shall be nonforfeitable. If the Plan is terminated, the interest of each affected Participant shall be distributed as provided in Section 6.02.

10.03
Withdrawal by an Employer

  An Employer (other than the Company) may withdraw from participation in the Plan or completely discontinue contributions to the Plan at any time. Such withdrawal or discontinuance shall constitute a termination of the Plan as to such Employer. Any such withdrawal or discontinuance shall be evidenced by a written instrument executed by or at the direction of such Employer's board of directors or other governing body and delivered to the Company and the Trustee. Such withdrawal or discontinuance shall be effective as of the date such written instrument is delivered unless another effective date is designated in such instrument and approved by the Company.

10.04
Employer Discontinuance by the Company

  The Company may discontinue the participation of any other Employer in the Plan, or cause the complete discontinuance of contributions to the Plan for Employees of such Employer at any time. Any such discontinuance shall constitute a termination of the Plan as to such Employer. Any such discontinuance shall be evidenced by a written instrument executed on behalf of the Company and delivered to the affected Employer and the Trustee. Such discontinuance shall be effective as of the date such written instrument is so delivered unless another effective date is designated in such instrument.

ARTICLE XI
MISCELLANEOUS PROVISIONS

11.01
Merger of Plans

  In the case of any consolidation or merger of this Plan with any other Plan or in the case of any transfer of assets or liabilities of this Plan to any other plan, each Participant of the Plan would (if the Plan then terminated) receive a benefit immediately after the consolidation, merger or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger consolidation, or transfer (if the Plan had then terminated). The Company reserves the right to merge or consolidate the Plan with, or transfer the assets of the Plan to, any other pension, profit sharing or stock bonus plan which meets the qualification requirement of Code Section 401(a) (including an arrangement described in Code Section 401(k)) in accordance with the foregoing, without the consent of any other Employer or other person, provided that such other Employers are given at least 30 days' notice of any such action.

11.02
Non-Alienation of Benefits

  None of the benefits under the Plan are subject to the claims of creditors of Participants or their beneficiaries, and will not be subject to attachment, garnishment or any other legal process except as may be provided by a Qualified Domestic Relations Order. Neither a Participant, a retired Participant, a disabled Participant nor his beneficiaries may assign, sell, or otherwise encumber any of his beneficial interest in the Plan and Trust Fund, nor shall any such benefits be in any manner liable for or subject to the deeds, contracts, liabilities, engagements, or torts of any Participant, retired Participant, disabled Participant, or beneficiary.

11.03
Continuation of Plan

  Although the Employers intend that this Plan shall be continued and its contributions made regularly, this Plan is entirely voluntary on the part of an Employer, and the continuance of the Plan and the payments thereunder are not assumed as a contractual obligation of an Employer.

11.04
Rights of Participants

  This Plan shall not be deemed to constitute a contract between an Employer and any Participant or to be a consideration or any inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of an Employer or to interfere with the right of an Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon such individual as a Participant in the Plan.

11.05
Designation of Beneficiary

  Each Participant shall file with the Committee a written designation of a beneficiary or beneficiaries, on a form approved by the Committee, who shall receive payment of the Participant's interest under the Plan in the event of his death. If the Participant is married, such beneficiary must be his spouse unless his spouse consents, in writing, to the specific designation of another beneficiary and such consent is witnessed by a Plan representative or notary public. Spousal consent is not required, however, if the spouse cannot be located or in such other circumstances as may be provided by applicable regulation.

11.06
Governing Law

  This Plan shall be construed in accordance with the laws of the State of Ohio, except where such laws are superseded by ERISA.

11.07
Payment to Minor or Incompetent

  In making any distribution to or for the benefit of any incompetent or minor beneficiary, the Committee, in its sole and absolute discretion may, but need not, order the Trustee to make such distribution to a legal or natural guardian or other relative of such minor or court appointed committee of any incompetent, or to any adult with whom such person temporarily or permanently resides; and any such guardian, committee, relative or other person shall have full authority and discretion to expend such distribution for the use and benefit of such person; and the receipt by such guardian, committee, relative or other person shall be a complete discharge to the Trustee, without any responsibility on its part or on the part of the Committee to see to the application thereof.

11.08
Non-Diversion of Assets

  Subject to the provisions of Section 11.12, there shall be no diversion of any portion of the assets of the Trust Fund other than for the exclusive benefit of Participants, former Participants, and their beneficiaries.

11.09
Severability

  If any provision of this Plan is held to be invalid or unenforceable, such determination shall not affect the other provisions of this Plan. In such event, this Plan shall be construed and enforced as if such provision had not been included herein.

11.10
Application of Plan Provisions

  This Plan shall be binding upon all Participants and their beneficiaries and upon the heirs, executors, administrators, successors and assigns of all persons having an interest herein.

11.11
Limitation on Contributions

(a)
In no event shall the total annual additions on behalf of a Participant under this Plan and under any other defined contribution plan or plans maintained by the Employer with respect to any Limitation Year exceed the lesser of $30,000, as adjusted under Code Section 415(d) or

    25% of the total compensation, within the meaning of Code Section 415(c)(3), paid to the Participant by an Employer within such Limitation Year. All amounts contributed to any defined contribution plan maintained by an Affiliate (taking into account Section 415(h) of the Code), other than a plan described in Code Section 415(c)(6), shall be aggregated with contributions made by the Employer under this Plan in computing any Employee's annual additions limitation.

    For purposes of this section, "total annual additions" for any Limitation Year shall mean the sum of the following:

    (i)
    Employer Contributions under this Plan (which term shall include Employee Contributions) and under any other defined contribution plan maintained by the Employers;

    (ii)
    Forfeitures;

    (iii)
    Any employee contributions under any other defined contribution plan maintained by the Employers;

    (iv)
    Amounts allocated to an individual medical account under Code Section 415(l) which is part of a pension or annuity plan maintained by the Employer or derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee (as defined in Code Section 419A(d)(3)), under a welfare benefit fund (as defined in Code Section 419(e)), maintained by the Employer.

  (b)
  In the event that a Participant's total annual additions for any Limitation Year exceed the limitations of (a) above because of a reasonable error in estimating a Participant's Compensation, the allocation of forfeitures, or due to such other facts and circumstances as the Commissioner of Internal Revenue finds justifiable, his total annual additions shall be reduced in the following order until such limitations are met:

  (i)
  Employee Contributions made on the Participant's behalf in the Limitation Year that are in excess of three percent of the Participant's Compensation shall, to the extent that such reduction would reduce the excess amount, be reduced or eliminated and returned to the Participant, including any investment gains attributable to such excess amounts.

  (ii)
  If further corrective adjustment is necessary after the application of subparagraph (i), and the Participant still is an active Participant in the Plan at the end of the limitation year, the amount of Employee Contributions made on the Participant's behalf that are not in excess of three percent, and Employer Contributions made on the Participant's behalf in the Limitation Year shall be proportionately reduced to the extent necessary to meet the above limitations.

    The amounts of any such Employee Contributions returned under subparagraphs (i) or (ii) will be disregarded for purpose of Code Section 402(g), the Actual Deferral Percentage test of Code Section 401(k)(3), and the Actual Contribution Percentage test of Code Section 401(m)(2).

    Any amounts of Employer Contributions reduced pursuant to subparagraph (ii) shall be applied to reduce the Employer Contributions (including any allocation of forfeitures) for such Participant in the next limitation year and in each succeeding limitation year if necessary.

    If an excess amount still exists after the application of subparagraphs (i) and (ii) and the Participant is not a Plan Participant at the end of the Limitation Year, any excess amount will be allocated to a suspense account and the suspense account will be used to reduce Employer Contributions for all remaining Participants in the next limitation year and for each succeeding limitation year, as necessary. If a suspense account exists for any limitation year, all amounts in such suspense account must be allocated and reallocated to the Participants' Accounts before any Employer or Employee Contributions may be made to the Plan for that limitation year. Excess amounts attributable to Employer Contributions may not be distributed to Participants or Former Participants. If a suspense account is in existence at any time during the limitation year pursuant to this paragraph, such suspense account will not share in the allocation of the gains and losses of the Trust Fund. In the event of Plan termination, the balance of the suspense account shall be returned to the Employer.

    The Committee may change the order of the reductions listed above in any manner which, in the judgment of the Committee, is in the Participant's best interest.

  (c)
  This paragraph (c) applies only to Limitation Years beginning before January 1, 2000. If a Participant is also a participant in a defined benefit plan maintained by the Employer, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any Limitation Year shall not exceed 1.0. The defined benefit plan fraction for any Limitation Year is a fraction, the numerator of which is the Participant's projected annual benefit under such plan (determined as of the close of the year), and the denominator of which is the lesser of 125% of the dollar limit in Code Section 415(b)(1)(A) or 1.4 times 100% of the Participant's average Total Compensation over that period of consecutive calendar years (not more than three) during which his Total Compensation was the highest. The defined contribution plan fraction for any Limitation Year is a fraction, the numerator of which is the sum of the annual additions on behalf of the Participant under this Plan and any other defined contribution plan or plans maintained by the Employer as of the close of the year and the denominator of which is the sum of 1.25 times the maximum dollar limit or 1.4 times the maximum percentage limit, whichever is smaller on a year-by-year basis, which could have been made under Code Section 415(c) for such year and for each prior year of service with the Employer, subject to any transition adjustments allowed by law and adopted by the Committee. Any adjustment necessary to comply with the limitations of this Section 11.11(c) shall be made in the Participant's benefit payable under the defined benefit plan.

  (d)
  For purposes of this Section 11.11, the Limitation Year shall mean the calendar year.

  (e)
  For purposes of this Section, effective for years beginning after December 31, 1997, the term "Compensation" shall mean compensation within the meaning of Code Section 415(c)(3) and the regulations thereunder.

11.12
Return of Contributions

  Notwithstanding any provision of the Plan to the contrary, Employer Contributions shall be returned to the Employers and contributions made by Participants shall be returned to Participants under the following circumstances:

  (a)
  Mistake—If and to the extent that any contribution was made by a mistake in fact, the Committee may direct the Trustee to return an Employer Contribution to the Employer and return an Employee Contribution to a Participant at any time within one year after the payment of such contribution.

  (b)
  Nondeductibility—If the Internal Revenue Service determines that a contribution is not deductible under Code Section 404, the Committee shall direct the Trustee to return an

    Employer contribution to the Employer and return an Employee Contribution to a Participant at any time within one year after the date of disallowance of the deduction.

  (c)
  Qualification—If after the filing of materials with respect to the initial qualification of the Plan within the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe, the Internal Revenue Service determines that the Plan and the Trust fail to qualify under Code Sections 401 and 501, the Committee may direct the Trustee to return an Employer Contribution to the Employer and return an Employee Contribution to a Participant at any time within one year after such determination.

11.13
Rollover Contributions

  Under such rules and procedures as the Committee may establish, any Employee may make a cash contribution to this Plan of all or a portion of the amount received in a distribution described in Code Sections 402(f)(2)(A) or 408(d)(3)(A)(ii) from a qualified pension, profit sharing or stock bonus plan (including an arrangement described in Code Section 401(k)), or from a rollover account or annuity established in accordance with Code Section 408(d)(3). Such contribution must not include after-tax amounts contributed to the plan, account or annuity described in the preceding sentence, or regular IRA contributions, and must be received by the Trustee on or before the 60th day after the day on which the Employee received the distribution. Before accepting any such contributions from an Employee under this Section, the Committee shall determine to its satisfaction that such contribution does not contain amounts from sources other than provided in this Section.

11.14
Military Service

  Notwithstanding any provision of the Plan to the contrary, effective December 12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u). "Qualified military service" means any service in the uniformed services (as defined in Chapter 43 of title 38 of the United States Code) by any individual if such individual is entitled to reemployment rights under such chapter with respect to such service.

ARTICLE XII
LOANS

12.01
Availability of Loans

  Subject to the provisions of this Article XII, Employees who are currently participating in the Plan and Employees with Rollover Accounts (herein referred to in this Article XII as "Eligible Applicants") may apply for a loan from the Plan. All such applications for a loan made by an Eligible Applicant shall be approved or denied by the Committee in accordance with a uniform, nondiscriminatory policy and such action by the Committee shall be final. Any loan approved shall be effective as of the "loan effective date" (as hereinafter defined) provided the loan application was submitted to the Committee within a reasonable time (as determined by the Committee) prior to the loan effective date. Any loan shall only be made in consideration of adequate security. For purposes hereof the term "loan effective date" shall mean the date, mutually agreed upon by the Participant and the Committee, on which the loan shall be considered effective. An Eligible Applicant may have only one loan outstanding at any time.

  The Committee may establish rules governing the granting of loans, provided (i) that such rules are not inconsistent with the provisions of this Article XII, (ii) that any such rules adopted by the Committee shall be described in the documents supporting the loan transaction, and (iii) that loans are made available to all Eligible Applicants on an equivalent basis and are not made available to

  Eligible Applicants who are Highly Compensated in an amount greater than the amount made available to other Eligible Applicants.

12.02
Terms and Conditions of Participant Loans

(a)
Amount of Loan. At the time the loan is made, the principal amount of the loan shall not exceed the lesser of:

(i)
$50,000, as reduced by the excess, if any, of the Eligible Applicant's highest outstanding loan balance from the Plan during the one-year period ending on the day before the date such new loan is secured over the outstanding balance of loans from the Plan on the date such loan is made; or

(ii)
one-half of the current value of the vested Total Account of the Eligible Applicant under the Plan.

    For purposes of the foregoing, the current value of a vested Total Account shall be determined as of the Valuation Date immediately preceding the loan effective date adjusted for any distributions or contributions made after such Valuation Date. No loan shall be made in an amount less than $1,000. Any loan amount shall be made in accordance with Section 12.03.

  (b)
  Application for Loan. The Eligible Applicant must give the Committee adequate written notice, as determined by the Committee, of the requested amount and desired time for receiving a loan.

  (c)
  Length of Loan. The Eligible Applicant and the Committee shall arrange for the repayment of a Plan loan. The period of repayment shall not exceed five years from the date the loan is made (with renewals to be considered extensions of the period). All repayment schedules (whether by payroll withholding or otherwise) shall commence no later than two pay periods after the disbursement of the loan and shall provide for substantially level amortization of principal and interest by payments no less frequent than quarterly. A Participant on a leave of absence and an Eligible Applicant who is not actively at work must make principal and interest payments in the amount and on such dates as otherwise due. In the event such payments are not made, the maturity of the loan shall be accelerated and the outstanding principal amount of the loan, together with all accrued interest, shall be deemed immediately due and distributable when the Participant terminates employment with the Company, or at such other date as the Committee deems reasonable and as may be specified by applicable law and regulation. Payments of both principal and interest shall be allocated to the Participant's Total Account pursuant to his investment election relating to future contributions made on his behalf as described in Section 5.03(b) hereof.

  (d)
  Prepayment. The Eligible Applicant shall be permitted to repay the loan in total as of any time prior to maturity without penalty. Furthermore, a Participant who terminates his service with the Employer may repay the loan in total as of his date of termination without penalty.

  (e)
  Note. The loan shall be evidenced by a promissory note executed by the Eligible Applicant and delivered to the Committee. The Eligible Applicant will agree to execute any other documents (e.g., payroll withholding forms) that may be necessary to effect the loan.

  (f)
  Interest. All loans shall be considered investments of the Trust and interest shall be charged on the loan at a rate equal to the prime rate published in the Wall Street Journal on the first day of the calendar quarter in which the loan was initiated plus one percent.

  (g)
  Security. Subject to the extent required under regulations promulgated by the Secretary of Labor or his delegate, a Plan loan shall be secured by an assignment of the Eligible

    Applicant's right, title and interest in his Total Account under the Plan. The Committee may also require such additional collateral as may be deemed necessary to adequately secure repayment of the loan.

  (h)
  Processing Fee. The Eligible Applicant shall be required to pay a loan application processing fee of $50 for each loan application which is approved, such fee to be deducted from the loan proceeds.

  (i)
  Default. The Committee shall take reasonable steps to secure repayment of any loan granted hereunder in accordance with its terms; however, when the Committee declares a loan to an Eligible Applicant to be in default the outstanding balance of the loan, together with unpaid, accrued interest, shall be deemed a lien against the Total Account maintained on behalf of the Eligible Applicant and no contributions or distributions of any kind (other than distributions due to loan default) may thereafter be made by or on behalf of the Eligible Applicant to or from this Plan during the continuance of the default. The Committee shall take such reasonable steps as deemed necessary to eliminate the default before causing a distribution to be made to the Eligible Applicant for the purpose of fully amortizing the loan outstanding; however, should the loan remain in default after these steps are taken, the Committee will consider the entire amount of the loan outstanding as a distribution and will process the Total Account of the Eligible Applicant accordingly.

  (j)
  Other Terms and Conditions. The Committee shall fix such other terms and conditions of the loan as it deems necessary to comply with legal requirements, to maintain the qualification of the Plan and Trust Fund under Code Section 401(a), to exempt the loan transaction from the prohibited transaction rules under Code Section 4975, or to prevent the treatment of the loan for tax purposes as a distribution to the Eligible Applicant. The Committee may fix other terms and conditions of the loan, not inconsistent with the provisions of this Article XII.

  (k)
  No Prohibited Transactions. No loan shall be made unless such loan is exempt from the tax imposed on prohibited transactions by Code Section 4975 or would be exempt from such tax (if the Eligible Applicant were a disqualified person as defined in Section 4975(e)(2) of the Code) by reason of Code Section 4975(d)(1).

12.03
Loan Accounts

  A loan made by the Plan to an Eligible Applicant in accordance with Sections 12.01 and 12.02 shall be made pro rata from all current investments beginning with the Eligible Applicant's Employee Contribution Account and then from the Eligible Applicant's Rollover Account, if applicable, and then from the Eligible Applicant's Employer Contribution Account. Payments of principal and interest on loans shall be paid over to the Trustee as soon as possible after each payroll deduction or other repayment, and for all purposes of the Plan except Section 5.02(b), they shall be credited to the appropriate account of the Eligible Applicant as of the date they were withheld and invested in accordance with the Eligible Applicants' current Investment Elections. The Committee shall have the authority to establish other reasonable rules, not inconsistent with the provisions of the Plan, governing the establishment and maintenance of loan accounts.

ARTICLE XIII
ADOPTION OF PLAN BY OTHER EMPLOYERS

13.01
Adoption by Other Employers

  Any Affiliate or other business entity may, with the consent of the Board of Directors, adopt the Plan and become an Employer hereunder by executing an instrument evidencing such adoption and filing a copy of such instrument with the Company and the Trustee. Such adoption may be subject to such terms and conditions as the Company requires or approves. By adoption of the

  Plan, an Employer other than the Company shall be deemed to consent to actions taken by the Company in entering into the Trust Agreement and any other arrangements for the purpose of providing benefits under the Plan and authorizes the Company to take any actions within the authority of the Company under the terms of the Plan.

13.02
Sharing of Costs and Expenses

  To the extent there is more than one Employer, the costs of the Plan (including Employer Contributions and expenses incurred in connection with the Plan or Trust Fund, but exclusive of any expenses to be paid from the Trust Fund) shall be shared by the Employers on such basis as may be agreeable to the Company and the other Employers and as will permit, to the extent possible, the deduction of such costs (for federal income tax purposes) by the Employers.

        IN WITNESS WHEREOF, OfficeMax, Inc.    has caused this instrument to be executed by its duly authorized officer effective as of this 15th day of December, 1999.

OfficeMax, Inc.
By:	/s/ ROSS H. POLLOCK Ross H. Pollock Secretary

EXHIBIT 4.1

The OfficeMax, Inc. Savings Plan
Appendix for Participants who are employed in the Commonwealth of Puerto Rico

(Effective January 1, 2000)

INTRODUCTION

        Effective January 1, 2000, this Appendix is attached to and made a part of the OfficeMax, Inc. Savings Plan (Amended and Restated Effective November 1, 1997) (the "Plan") and applies only to OfficeMax, Inc. eligible employees working in the Commonwealth of Puerto Rico.

        All provisions and terms of the Plan are intended to comply with Section 1165(a) of the Puerto Rico Internal Revenue Code of 1994, as amended (the PR Code), and all regulations issued pursuant thereto, so that the Plan may at all times constitute a qualified plan with tax-exempt status. The Plan is further designed to maintain a qualified cash or deferred arrangement under Section 1165(e) of the PR Code.

        The provisions of the Plan apply to all Participants who are employed in the Commonwealth of Puerto Rico unless specifically superseded by a provision in this Appendix.

        All defined terms and provisions of the Plan document are specifically incorporated in this Appendix, except to the extent such terms or provisions are defined or differentiated herein. The provisions of this Appendix shall supersede any conflicting or inconsistent provision of the Plan.

ARTICLE I—DEFINITIONS

1.01PR	The Puerto Rican operations are considered an "Affiliate" of the Company described in Plan Section 1.01.
1.02PR	"PR Code" means the Puerto Rico Internal Revenue Code of 1994, as amended from time to time, and the regulations and rules promulgated thereunder.
1.03PR
"Compensation" for an associate employed in the Commonwealth of Puerto Rico means for any Plan Year, the Participant's 499 R-2/W-2PR or W2 pay received from the Employer, adjusted as follows. Compensation shall also include any amounts contributed to the Participant's Employee Contribution Account, or to a plan described in Code Section 125, pursuant to a salary reduction election for the Plan Year in question. Compensation shall not include expense reimbursements, cash or noncash fringe benefits, deferred compensation, moving expenses, welfare benefits and any bonus compensation. For the purposes of Plan Sections 1.18, 1.32, 3.03 and 4.04, Compensation shall mean the compensation of the Participant from the Employer for the Plan Year.
1.04PR
"Highly Compensated" means any Employee of the Puerto Rican operations of the Employer who receives a higher Compensation than two-thirds of the eligible employees of the Puerto Rican operations of the Employer.
1.05PR	"Non-Highly Compensated" means any Employee of the Puerto Rican operations of the Employer who is not Highly Compensated.

ARTICLE II—ELIGIBILITY AND PARTICIPATION

2.01PR	Eligibility. An Employee who is employed in the Commonwealth of Puerto Rico is immediately eligible to participate in the Plan on his first day of employment.

ARTICLE III—EMPLOYEE CONTRIBUTIONS

3.01PR	Employee Contributions
  (a)
  Employee Contribution Election

    Subject to the limitations set forth in Plan Sections 3.02, 3.03 and 11.11, each Employee who is eligible to participate in the Plan and who has elected to become a Participant (in accordance with Article II) may, at the time of making application to become a Participant, elect to defer either:

    (i)
    on a fixed, whole percentage, from 2 to 10 percent of his Compensation for the Plan Year; or

    (ii)
    For Participants who are employed in the Commonwealth of Puerto Rico, any provision of this Plan to the contrary notwithstanding, no Participant shall be permitted, during any calendar year, to make Employee Contributions in excess of $8,000, or such amount as adjusted in accordance with PR Code Section 1165(e)(7)(A). Additionally, if a Participant also makes contributions to an individual retirement account pursuant to the provisions of PR Code Section 1169, his maximum allowable Employee Contribution during any calendar year is $8,000 (or such amount as adjusted in accordance with PR Code Section 1165(e)(7)(A)) less the amount contributed to the individual retirement account.

  (b)
  Status of Employee Contributions

    Employee Contributions under the Plan are deemed to be made by the Employer and are intended to qualify as elective contributions under PR Code Section 1165(e)(2). Such contributions may be made only with respect to an amount which the Participant could otherwise elect to receive in cash and which is not currently available to the Participant as of the date an election under this Section is made. Any Employee Contributions made by a Participant in any given Plan Year that are taken into account for purposes of the actual deferral percentage limitation described in Section 3.02 PR shall be attributable to services performed by the Participant in such Plan Year and shall relate to Compensation which would have been received in such Plan Year but for the deferral election.

3.02PR	Actual Deferral Percentage Limit on Employee Contributions
  (a)
  Any provision of Section 3.01PR to the contrary notwithstanding, the Employee Contribution percentages under Section 3.01PR shall be modified as provided in paragraph (d) below if the requirements of paragraph (b) are not satisfied.

  (b)
  An actual deferral percentage shall be determined for each Employee who is eligible to become a Participant. Such percentage shall be equal to the total Employee Contribution made on his behalf for the Plan Year divided by his Compensation in the Plan Year. With respect to Employees who are eligible to make Employee Contributions but make no such contributions under this Plan, such actual deferral percentage shall be zero.

    For purposes of calculating a Participant's actual deferral percentage under this paragraph (b), Employee Contributions attributable to a Participant with respect to any Plan Year are equal to the sum of all Employer Contributions made on behalf of such Participant pursuant to an election to defer under any arrangement described in PR Code Section 1165(e).

    The average of the actual deferral percentages for all eligible Highly Compensated Employees (High Average), when compared to the average of the actual deferral percentages for all

2

    eligible Non-Highly Compensated Employees (Low Average), must meet one of the following requirements:

    (i)
    The High Average is no greater than the Low Average times one and one-quarter; or

    (ii)
    The excess of the High Average over the Low Average is not greater than two percentage points and the High Average is no greater than the Low Average times two.

  (c)
  If two or more plans which include cash or deferred arrangements are considered as one plan for purposes of PR Code Section 1165(a)(3) and (4), such arrangements included in such plans shall be treated as one arrangement for purposes of this Section. If any Highly Compensated Employee is a Participant under two or more cash or deferred arrangements maintained by an Employer or Affiliate, all such arrangements shall be treated as one cash or deferred arrangement for purposes of determining the actual deferral percentage of such Participant. For purposes of the foregoing, if a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year will be treated as the same arrangement. For purposes of this Section, actual deferral percentages shall be calculated to the nearest one-hundredth of 1 percent. Moreover, for purposes of determining the actual deferral percentage limits. Employee Contributions must be made before the last day of the 12-month period immediately following the Plan Year to which such contributions relate. The Committee will maintain records sufficient to demonstrate satisfaction of the actual deferral percentage limits and the amount of Employee Contributions used in measuring such limits.

  (d)
  To the extent Employee Contributions made with respect to Highly Compensated Employees cause the High Average to fail to meet paragraph (b) above, such Employee Contributions (individually determined pursuant to Section 3.03PR(a) and as adjusted for earnings or loss thereon as defined in Section 3.03PR(b) below) shall return to the Employer solely for the purpose of enabling the Employer to withhold any taxes due on such amounts. Thereafter, the Employer shall treat all remaining amounts in accordance with the provisions of Section 3.03PR below. The Committee may also, at any time, authorize a suspension or reduction of Employee Contributions made pursuant to Section 3.01PR hereof in accordance with rules promulgated by the Committee. These rules may include administrative provisions authorizing the suspension or reduction of Employee Contributions above a specified dollar amount or percentage of Compensation.

  (e)
  The extent to which Employee Contributions cause the High Average to fail to meet (b) above shall be determined by the Committee in a reasonable and consistent manner. The Committee shall not be liable to any Participant (or his beneficiary, if applicable) for any losses caused by inaccurately estimating the amount of any Participant's Employee Contributions in excess of the limits established in Sections 3.01PR(a) and 3.02PR and the earnings or losses attributable to such Employee Contributions.

  (f)
  In the event the Committee determines that an amount to be deferred pursuant to the election provided in Section 3.01 would cause the Employer Contribution under this and/or any other tax-qualified retirement plan maintained by the Employer or any affiliate to exceed the applicable deduction limitations contained in PR Code Section 1023(n), the Committee may reduce or suspend all or a portion of a Participant's Employee Contributions in accordance with the rules in (d) above.

3.03PR	Treatment of Employee Contributions in Excess of Actual Deferral Percentage Limitation
  (a)
  If the actual deferral percentage limit of Section 3.02(b)PR is not satisfied for a given Plan Year, the aggregate amount of Employee Contributions actually taken into account in

3

    determining the actual deferral percentage for Highly Compensated Employees that are in excess of the amount of such contributions permitted by the actual deferral percentage limit shall be determined as follows:

    (i)
    The actual deferral percentage of the Highly Compensated Employee with the highest actual deferral percentage is reduced to the extent necessary to:

    (A)
    cause such Participant's actual deferral percentage to equal that of the Highly Compensated Employee with the next highest actual deferral percentage; or

    (B)
    enable the Plan to satisfy the actual deferral percentage limit, if such reduction is less than that required by (A) above.

    (ii)
    The process described in (i) above shall be repeated until the Plan satisfies the actual deferral percentage limit.

  (b)
  Employee Contributions made for a Highly Compensated Employee that are deemed in excess of the actual deferral percentage limit for any given Plan Year shall be distributed (along with any earnings or losses attributable thereto as defined below) no later than the last day of the Plan Year following the Plan Year to which such excess Employee Contributions relate.

    In making a distribution under this paragraph, the Employer shall specifically, designate such distribution as a distribution consisting of Employee Contributions (and income or loss) in excess of that permitted by the actual deferral percentage limit. With respect to the distribution of such excess Employee Contributions pursuant to this Section 3.03, such distributions shall be made first from unmatched Employee Contributions and, thereafter, simultaneously from Employee Contributions which are matched, and the matching Employer Contributions which relate to such Employee Contributions.

    Excess Employee Contributions, as defined in this Section, shall be adjusted for any income or loss allocable to such excess up to the date of distribution of such excess, and shall be equal to income or loss attributable to such excess occurring in the Plan Year in which such Contribution is attributable and "gap income" attributable to the period occurring between the end of such Plan Year and the date of the distribution of such excess Employee Contributions. The determination of any income or loss shall be made according to a reasonable method, applied consistently to all Participants for all corrective distributions, which such method is otherwise used by the Plan for the allocation of income or loss to the Participants' accounts. Any such manner of determining income or loss shall be made in a manner which is consistent and uniform to all Participants and in a manner which does not violate PR Code Section 1165.

ARTICLE IV—EMPLOYER CONTRIBUTIONS

4.01PR	Employer Contributions
  (a)
  Common Shares Matching Contribution. The Company shall contribute fifty cents ($.50) for every one dollar ($1) of each Participant's Employee Contribution, up to an amount not in excess of twenty-five percent (25%) of three percent (3%) of each Participant's Compensation. The amount of the Employer Contribution shall be determined and contributed by the Company each pay period. In a manner consistent with the Trust Agreement, such Employer Contribution made pursuant to this subsection (a) shall be invested in OfficeMax, Inc. Common Shares, and each such Participant's allocation of such Employer Contribution shall be expressed in units of such OfficeMax, Inc. Common Share Fund.

  (b)
  Discretionary Matching Contribution. Notwithstanding Plan Section 4.01(a), as of the end of any Plan Year, the Company, in its discretion, may determine that an Employer Contribution shall

4

    be made to the Trust Fund for such Plan Year on behalf of all Participants who made Employee Contributions at some time during such Plan Year and are employed on the last day of such Plan Year. Such Employer Contribution shall be in the form of a matching contribution on Employee Contributions made during the Plan Year. The amount of Employer Contribution made with respect to any Plan Year shall be determined solely by action of the Board of Directors. Such matching Employer Contribution shall be allocated on behalf of all Participants who made Employee Contributions and the method of allocation of such Employer Contribution shall be based on a percentage of each such Participant's amount of Employee Contributions made during the applicable Plan Year up to an established limit. Such percentages and limits are to be established solely by action of the Board of Directors in a manner that satisfies PR Code Section 1165(e)(3).

4.02PR	Source and Timing of Employer Contributions

  Any provision of the Plan to the contrary notwithstanding, all Employer Contributions to the Plan according to Plan Section 4.01 and Section 4.01 PR of this Appendix shall be made out of current and accumulated profits; however, the total Employer Contribution made with respect to any Plan Year, when added to any other contributions made by an Employer to a plan qualified under PR Code Section 1165 shall not exceed such amount which is deductible for such Plan Year pursuant to PR Code Section 1023(n). In any event, all contributions for a Plan Year shall be paid within the regular or extended time for filing the Employers federal income tax return for the fiscal year, coinciding with such Plan Year.

4.03PR	Vesting of Employer Contributions

  Each Participant's Employer Contribution Account shall become 100% nonforfeitable on the earliest of:

  (a)
  a Participant's attainment of three Years of Service;

  (b)
  a Participant's Normal Retirement Date;

  (c)
  a Participant's death while employed;

  (d)
  a complete discontinuance of Company contributions hereunder; or

  (e)
  termination of the Plan.

  Notwithstanding the foregoing subparagraph (a), the portion of each Participant's Employer Contribution Account attributable to Employer Contributions made pursuant to Section 4.01 PR (a) of the Appendix shall become 50% nonforfeitable at the Participant's attainment of two Years of Service, and shall be 100% nonforfeitable at the Participant's attainment of three or more Years of Service.

ARTICLE VI—DISTRIBUTIONS AND WITHDRAWALS

6.01PR	Distributions Upon Retirement, Disability, Death or Termination of Employment
  (a)
  In the event of the termination of a Participant's service with the Employer and all Affiliates for any reason, the Participant shall receive his vested Total Account in a lump sum in accordance with Plan Section 6.03 if such vested Total Account is not in excess of $3,500 (or, effective January 1, 1998, $5,000). If the Participant's vested Total Account balance exceeds (or at the time of any prior distribution exceeded) $3,500, the Participant may elect to receive his vested Total Account or elect to defer receipt until his Retirement Date or such later date permitted by Section 6.03, by giving written notice to the Committee on a form designated for that purpose. Notwithstanding the foregoing sentence to the contrary, effective January 1, 1998, the vested Total Account of a Participant whose service with the Employer and all

5

    Affiliates terminates may be distributed without the Participant's consent if the vested Total Account does not exceed $5,000 as determined at the time of the current distribution. The failure of a Participant to make an election as described in the preceding sentence shall be deemed an election by the Participant to defer receipt of his vested Total Account.

  (b)
  All payments made pursuant to this Article VI shall be based on the balance in the Participant's vested Total Account no earlier than (i) the Valuation Date coincident with the date the Participant's employment is terminated, or (ii) in the case of a Participant electing to defer receipt, no earlier than the Valuation Date coincident with the request for payment. Actual payment shall be made as soon as practicable after the applicable Valuation Date. If a Participant's vested Total Account is distributed prior to a final allocation of Employer Contributions to which he is entitled, a final payment shall be made to the Participant as soon as practicable after such allocation.

  (c)
  Notwithstanding the foregoing, all distributions under the Plan shall be made in accordance with regulations under PR Code Section 1165(e)(2)(B). Furthermore, those provisions reflecting PR Code Section 1165(e)(2)(B) (as included here by reference, if not specifically stated) shall override any provision hereof inconsistent with PR Code Section 1165(e)(2)(B).

ARTICLE XI—MISCELLANEOUS PROVISIONS

11.13PR	Rollover Contributions—Participants who are employed in the Commonwealth of Puerto Rico are ineligible to make rollover contributions to the Plan.

ARTICLE XII—LOANS

12.01PR	Availability of Loans—Participants who are employed in the Commonwealth of Puerto Rico are eligible to obtain a loan from this Plan.

6

EXHIBIT 4.1

AMENDMENT NO. 1
TO THE
OFFICEMAX, INC. SAVINGS PLAN
(AMENDED AND RESTATED EFFECTIVE NOVEMBER 1, 1997)

        OfficeMax, Inc. (the "Company") hereby adopts this Amendment No. 1 to the OfficeMax, Inc. Savings Plan (Amended and Restated Effective November 1, 1997) (the "Plan"). The provisions of this Amendment shall be effective on the dates indicated herein. Words and phrases used herein with initial capital letters which are defined in the Plan are used herein as so defined.

Section 1

        Effective as of January 1, 2001, the second sentence of the second paragraph of Section 1.07 of the Plan is hereby amended in its entirety to read as follows:

        "For purposes of Sections 1.18, 1.32, 3.03 and 3.04 of the Plan, Compensation shall have the meaning attributed to it in Code Section 415(c)(3) and shall be determined without regard to Code Sections 125, 132(f)(4), 402(g)(3) and 402(h)(1)(B).

Section 2

        Effective on the date of execution of this Amendment, Section 1.10 of the Plan is hereby amended by adding the following sentence to the end thereof, to read as follows:

        "Notwithstanding the foregoing, the term "Employee' shall not include any individual who is not classified by an Employer as an employee for federal income tax withholding purposes (whether or not such classification is ultimately determined to be correct as a matter of law) including any individual who is classified by an Employer as a leased worker or an independent contractor."

Section 3

        Effective as of February 3, 1997, the last sentences of Sections 4.02 and 4.02PR of the Plan are hereby amended in their entirety to read as follows:

        "All contributions for a Plan Year shall be paid within the regular or extended time for filing the Employer's federal income tax return for the fiscal year coinciding with such Plan Year; provided, however, that Employee Contributions shall be transmitted to the Trust as soon as practicable, but in any event within 15 business days after the end of the calendar month in which such contributions are withheld or would otherwise have been paid to the Participant."

Section 4

        Effective on the date of the execution of this Amendment, Section 7.04(a) of the Plan is hereby amended in its entirety to read as follows:

        "(a) To (i) interpret the provisions of the Plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan), (ii) make factual findings with respect to any issue arising under the Plan and to resolve all issues (including factual issues) under the Plan, (iii) determine the rights and status under the Plan of Participants and other persons, (iv) decide disputes under the Plan and to make determinations and findings (including factual findings) with respect to the benefits payable hereunder and the persons entitled thereto and (v) develop procedures for purposes of making the foregoing determinations."

Section 5

        Effective as of January 1, 2000, the second paragraph of Section 8.02 of the Plan is hereby deleted in its entirety from the Plan.

Section 6

        Effective as of the date of the execution of this Amendment, Section 11.02 of the Plan is hereby amended by adding the following sentence to the end thereof, to read as follows:

        "Notwithstanding any provision of the Plan to the contrary, the Plan shall honor a judgment, order, decree or settlement providing for the offset of all or a part of a Participant's benefit under the Plan, to the extent permitted under Code Section 401(a)(13)(C); provided that the requirements of Code Section 401(a)(13)(C)(iii) relating to the protection of the Participant's spouse (if any) are satisfied."

Section 7

        Effective as of January 1, 2001, the first sentence of Section 11.11(a) of the Plan is hereby amended by deleting the phrase "within the meaning of Code Section 4l5(c)(3)" therefrom and replacing it with the phrase "within the meaning of Code Section 415(c)(3) (including, however, amounts which are excludable from an Employee's income under Code Section 132(f)(4))."

Section 8

        Effective as of January 1, 2001, Section 11.11(e) of the Plan is hereby amended in its entirety to read as follows:

        "(e) For purposes of this Section, the term "Compensation' shall mean compensation within the meaning of Code Section 415(c)(13) and the regulations thereunder (including, however, amounts which are excludable from an Employee's income under Code Section 132(f)(4))."

Section 9

        Effective on the date of the execution of this Amendment, Section 12.02(i) of the Plan is hereby amended by adding the following sentence to the end thereof:

        "Notwithstanding any provision of the Plan to the contrary, interest on a Plan loan shall cease to accrue as of the date of default."

Section 10

        Effective as of January 1, 2002, Section 12.02 of the Plan is hereby amended by adding the following new Subsection (1) to the end thereof to read as follows:

        "(1) Notwithstanding any other provision of the Plan, loan repayments will be suspended under the Plan as permitted under Section 414(u)(4) of the Code for participants on a leave of absence for "qualified military service' (as defined in Section11.14 of the Plan)."

2

        EXECUTED this 8th day of November, 2001.

OFFICEMAX, INC.
By:	/s/ ROSS H. POLLOCK Ross H. Pollock
Title:	Secretary

3

EXHIBIT 4.1

AMENDMENT NO. 2
TO THE
OFFICEMAX, INC. SAVINGS PLAN
(AMENDED AND RESTATED EFFECTIVE NOVEMBER 1, 1997)

        OfficeMax, Inc. (the "Company") hereby adopts this Amendment No. 2 to the OfficeMax, Inc. Savings Plan (Amended and Restated Effective November 1, 1997) (the "Plan"). The provisions of this Amendment shall be effective on the dates indicated herein. Words and phrases used herein with initial capital letters which are defined in the Plan are used herein as so defined.

        Certain provisions of this Amendment reflect the adoption of certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). The Company intends for this Amendment to satisfy the "good faith" compliance requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. This Amendment shall supercede the provisions of the Plan which are inconsistent with the provisions of this Amendment.

Section 1

        Effective February 1, 2002, the first sentence of Section 1.38 of the Plan is hereby amended by deleting the phrase "for purposes of determining eligibility under Article II on or after July 1, 1995" and replacing it with the phrase "for purposes of determining eligibility for Matching Contributions under Section 4.01."

Section 2

        Effective February 1, 2002, Section 2.01(a) and Section 2.01PR of the Plan are each hereby amended in their entirety to read as follows:

          "(a)    Each Employee shall be eligible to participate in the Plan on the Participation Date coincident with or immediately following the date on which he satisfies all of the following requirements: (i) he completes three months of employment with an Employer, (ii) he is credited with 250 Hours of Service and (iii) he has attained age 21. In the event that the Employee does not satisfy the foregoing eligibility requirements on the Participation Date on which he is initially eligible, he shall be required to satisfy all such requirements in a subsequent calendar quarter before becoming eligible to participate in the Plan on a subsequent Participation Date."

Section 3

        Effective as of February 1, 2002, Section 3.01(a) of the Plan is hereby amended by adding the following new paragraph to the end thereof, to read as follows:

        "Notwithstanding the foregoing, Employees who have elected to make Employee Contributions to the Plan and who have attained age 50 before the close of a particular Plan Year shall be eligible to make "Catch-Up Employee Contributions' to the Plan for such Plan Year in accordance with, and subject to the limitations of, Section 414(v) of the Code. Notwithstanding any provision of the Plan to the contrary, such Catch-Up Employee Contributions (1) shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415 and (2) shall not be eligible for Matching Contributions under Section 4.01 of the Plan. In addition, the Plan will not be treated as failing to satisfy the requirements of Code Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416 by reason of the making of such Catch-Up Employee Contributions."

Section 4

        Effective as of February 1, 2002, Section 3.02(a) of the Plan is hereby amended in its entirety to read as follows:

        "(a)    Annual Dollar Limitation.    Any provision of the Plan to the contrary notwithstanding, no Participant shall be permitted, during any calendar year to make Employee Contributions in excess of the limit contained under Code Section 402(g), except as permitted under Code Section 414(v) and the last paragraph of Section 3.01(a) of the Plan, if applicable."

Section 5

        Effective February 1, 2002, the first and second sentences of Section 4.01(a) of the Plan are hereby deleted in their entirety and replaced with the following sentence:

        "The Company shall make matching Employer Contributions to the Plan in an amount equal to fifty cents ($.50) for every one dollar ($1.00) of each Participant's Employee Contributions up to the first three percent (3%) of such Participant's Compensation, for a maximum matching Employer Contribution of up to one and one half percent (1.5%) of each Participant's Compensation."

Section 6

        Effective February 1, 2002, the first sentence of Section 4.01PR of the Plan is deleted in its entirety and replaced with:

        "The Company shall make matching Employer Contributions to the Plan in an amount equal to fifty cents ($.50) for every one dollar ($1.00) of each Participant's Employee Contributions up to the first three percent (3%) of such Participant's Compensation, for a maximum matching Employer Contribution of up to one and one half percent (1.5%) of each Participant's Compensation."

Section 7

        Effective February 1, 2002, Section 4.01 and Section 4.01PR of the Plan are each hereby amended by adding a new subsection (c) to the end thereof, to read as follows:

          "(c)    Eligibility for Matching Contributions.    Notwithstanding the foregoing, effective for Employer Contributions made on and after February 1, 2002, each Participant shall be required to complete one Year of Eligibility Service in order to be eligible to receive any Employer Contribution hereunder, in addition to satisfying the other eligibility requirements of Subsections (a) and (b) hereof. In addition, Employer Contributions shall not be made with respect to any Catch-Up Employee Contributions."

Section 8

        Effective February 1, 2002, Section 7.09 of the Plan is hereby amended in its entirety to read as follows:

        "7.09    Expenses.    The operation and administrative expenses of the Plan, including, without limitation, the expenses of the Committee, the compensation of consultants, accountants, legal counsel and other specialties, shall be expenses of the Plan which are paid from the assets of the Plan, unless the Company (or the Employers) elect to pay some or all of such expenses directly. Any expenses which are paid by the Employers shall be subject to the provisions of Section 13.02 of the Plan. Notwithstanding the foregoing, to the extent determined by the Committee (subject to applicable law), certain expenses (such as loan fees) shall be paid directly by affected Plan Participants."

2

Section 9

        Effective February 1, 2002, Section 11.08 of the Plan is hereby amended in its entirety to read as follows:

        "11.08    Non-Diversion of Assets.    Subject to the provisions of Sections 7.09 and 11.12, the assets of the Plan shall be used for the exclusive benefit of the Participants, former Participants and their beneficiaries and to defray the reasonable administrative expenses of the Plan."

Section 10

        Effective as of February 1, 2002, Article XII of the Appendix for Participants who are employed in the Commonwealth of Puerto Rico is hereby amended in its entirety to read as follows:

ARTICLE XII—LOANS AND CATCH-UP EMPLOYEE CONTRIBUTIONS

        12.01    Availability of Loans and Catch-Up Employee Contributions.    Participants who are employed in the Commonwealth of Puerto Rico are not eligible (1) to make Catch-Up Employee Contributions to the Plan or (2) to obtain a loan from the Plan.

        EXECUTED this 15th day of January, 2002.

OFFICEMAX, INC.
By:	/s/ ROSS H. POLLOCK Ross H. Pollock
Title:	Secretary

3

EXHIBIT 4.1

AMENDMENT NO. 3
TO THE
OFFICEMAX, INC. SAVINGS PLAN
(AMENDED AND RESTATED EFFECTIVE NOVEMBER 1, 1997)

        OfficeMax, Inc. (the "Company") hereby adopts this Amendment No. 3 to the OfficeMax, Inc. Savings Plan (Amended and Restated Effective November 1, 1997) (the "Plan"). The provisions of this Amendment shall be effective as of the dates indicated herein. Words and phrases used herein with initial capital letters which are defined in the Plan are used herein as so defined.

Section 1

        Effective as of February 1, 2002, Section 6.03(d) of the Plan is deleted in its entirety.

Section 2

        Effective as of February 1, 2002, the sentence of Section 6.05 of the Plan which reads "Participants receiving withdrawals under this Section 6.05 shall be charged a processing fee of twenty-five dollars ($25) to cover administrative costs" is amended to say "Participants receiving withdrawals under this Section 6.05 shall be charged a processing fee of twenty dollars ($20) to cover administrative costs."

Section 3

        Effective as of February 1, 2002, Section 6.06(d) of the Plan is deleted in its entirety and replaced with "A processing fee of twenty dollars ($20) will be charged to Participants for each hardship distribution."

Section 4

        Effective as of February 1, 2002, Section 12.02(h) of the Plan is deleted in its entirety and replaced with "Processing Fee. The Eligible Applicant shall be required to pay a loan application processing fee of one hundred dollars ($100) for each loan application which is approved, such fee is to be deducted from the loan proceeds."

        EXECUTED this 30th day of August, 2002.

OFFICEMAX, INC.
By:	/s/ ROSS H. POLLOCK Ross H. Pollock
Title:	Secretary

EXHIBIT 4.1

AMENDMENT NO. 4
TO THE
OFFICEMAX, INC. SAVINGS PLAN
(AMENDED AND RESTATED EFFECTIVE NOVEMBER 1, 1997)

        OfficeMax, Inc. (the "Company") hereby adopts this Amendment No. 4 to the OfficeMax, Inc. Savings Plan (Amended and Restated Effective November 1, 1997) (the "Plan"). The provisions of this Amendment shall be effective as of January 1, 2002, unless otherwise indicated. Words and phrases used herein with initial capital letters which are defined in the Plan are used herein as so defined.

        The purpose of this Amendment is to reflect the adoption of various provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). The Company intends for this Amendment to satisfy the "good faith" compliance requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. This Amendment shall supersede the provisions of the Plan which are inconsistent with the provisions of this Amendment.

Section 1

        The first sentence of the second paragraph of Section 1.07 of the Plan is hereby amended in its entirety to read as follows:

        "Notwithstanding the foregoing, Compensation in any Plan Year shall not include any amounts in excess of $200,000, or such amount as adjusted in accordance with Code Section 401(a)(17)."

Section 2

        Effective January 1, 2003, Section 3.01(a)(i) of the Plan is hereby amended in its entirety to read as follows:

        "(i) on a fixed, whole percentage, from 0% to 50% of his Compensation for the Plan Year."

Section 3

        Section 4.07 of the Plan is hereby deleted in its entirety from the Plan.

Section 4

        Section 6.01(a) of the Plan is hereby amended by adding the following sentence to the end thereof to read as follows:

        "Effective for distributions on or after January 1, 2002, for purposes of determining whether the value of a Participant's vested Total Account exceeds $5,000, the value of such Participant's Rollover Account shall be disregarded."

Section 5

        Section 6.01(c) of the Plan is hereby amended in its entirety to read as follows:

        "(c) Notwithstanding any provision of the Plan to the contrary, distributions shall be permitted under the Plan upon any termination of employment (whether or not such termination results in a separation from service)."

Section 6

        The fourth and fifth sentences of Section 6.03(b) of the Plan are hereby deleted in their entirety from the Plan.

Section 7

        Section 6.03(c) of the Plan is hereby amended in its entirety to read as follows:

        "(c) To the extent required by law, the Plan shall permit any distributee (a Participant, former Participant, spouse, or former spouse designated as an alternate payee under Section 414(p) of the Code or under a qualified domestic relations order) who receives a Plan distribution which qualifies as an 'eligible rollover distribution' to elect a direct rollover of such distribution to an 'eligible retirement plan.' For purposes of this Subsection, the term 'eligible rollover distribution' shall mean any distribution of all or any portion of the balance to the credit of the distributee from an employees' trust described in Code Section 401(a) which is exempt from tax under Code Section 501(a), except (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) over the life (or life expectancy) of the distributee or the join lives (or life expectancies) of the distributee and a beneficiary or for a specified period of 10 years or more, (ii) any distribution to the extent required under Code Section 401(a)(9), (iii) any distribution which is made upon hardship of the Employee, and (iv) such other amounts specified in Treasury Regulations and rulings, notices or announcements issued under Section 402(c) of the Code. For purposes of this Subsection, the term 'eligible retirement plan' shall mean an individual retirement account or annuity under Section 408 of the Code, a plan that satisfies the requirements of Section 401(a) of the Code and accepts rollovers, an annuity plan described in Section 403(a) of the Code, an annuity contract described in Section 403(b) of the Code and an eligible plan described in Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or an agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, or any other type of plan that is included within the definition of 'eligible retirement plan' under Code Section 401(a)(31)(E). A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of amounts attributable to a Participant's after-tax contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible."

Section 8

        Section 6.06(b)(ii) is hereby amended by deleting the phrase "for a 12 month period" and replacing it with the phrase "for a six month period" therein.

Section 9

        Section 6.06(b)(iv) of the Plan is hereby deleted in its entirety from the Plan.

Section 10

        A new Section 6.08 is hereby added to the end of Article VI of the Plan, to read as follows:

        "6.08 Code Section 401(a)(9) Requirements.

        (1)   Definitions: For the purposes of this Section, the following terms, when used with initial capital letters, shall have the following respective meanings:

        (a)   Designated Beneficiary: The person who is designated as the beneficiary under Section 6.04(b) of the Plan and is the designated beneficiary under section 401(a)(9) of the Code and section l.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

        (b)   Distribution Calendar Year: A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required

Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Subsection 3(b). The required minimum distribution for the Participant's first Distribution Calendar Year will be made on or before the Participant's Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant's Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

        (c)   Life Expectancy: Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury Regulations.

        (d)   Participant's Total Account Balance: The Total Account balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (the "Valuation Calendar Year") increased by the amount of any contributions made and allocated or forfeitures allocated to the Total Account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the Valuation Calendar Year after the Valuation Date. The Total Account balance for the Valuation Calendar Year includes any amounts rolled over or transferred to the Plan either in the Valuation Calendar Year or in the Distribution Calendar Year if distributed or transferred in the Valuation Calendar Year.

        (e)   Required Beginning Date: The applicable date specified in Subsection (3) below.

        (2)   General Rules: Notwithstanding any provision of the Plan to the contrary, all distributions required under this Section will be determined and made in accordance with the Treasury Regulations under section 401(a)(9) of the Code, provided that the only permissible distribution options are a lump sum distribution and minimum monthly distributions calculated in accordance with the following rules.

        (3)   Time of Distribution: (a) The Participant's entire Vested Interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's Required Beginning Date. Except as described in (b) below, the Required Beginning Date of a Participant who is a 5% owner (as defined in Section 416 of the Code) shall be April 1 of the calendar year following the calendar year he attains age 70 1/2 and the Required Beginning Date of any other Participant shall be April 1 of the calendar year following the later of (i) the calendar year he terminates employment or (ii) the calendar year he attains age 70 1/2. Notwithstanding the foregoing, a Participant who is not a 5% owner may elect for his Vested Interest to be distributed under this Section beginning on April 1 of the year following his attainment of age 70 1/2.

        (b)   If the Participant dies before distributions begin, the Participant's entire Vested Interest will be distributed, or begin to be distributed, no later than as follows:

        (i)    If the Participant's surviving Spouse is the Participant's sole Designated Beneficiary, then, unless the election described in (d) below is made, distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

        (ii)   If the Participant's surviving Spouse is not the Participant's sole Designated Beneficiary, then, unless the election described in (d) below is made, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

        (iii)  If there is no Designated Beneficiary as of September30 of the year following the year of the Participant's death, the Participant's entire Vested Interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

        (iv)  If the Participant's surviving Spouse is the Participant's sole Designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this Subsection (b), other than Subsection (b)(i), will apply as if the surviving Spouse were the Participant.

        (c)   For purposes of this Section, unless Subsection (b)(iv) applies, distributions are considered to begin on the Participant's Required Beginning Date. If Subsection (b)(iv) applies, distributions are considered to begin On the date distributions are required to begin to the surviving Spouse under Subsection (b)(i).

        (d)   Notwithstanding the foregoing, if a Participant dies before distributions begin and there is a Designated Beneficiary, distribution to the Designated Beneficiary is not required to begin by the Required Beginning Date specified above if the Participant or the Beneficiary elects, on an individual basis, that the Participant's entire Vested Interest will be distributed to the Designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant's death; provided, however, that if the Participant's surviving Spouse is the Participant's sole Designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to either the Participant of the surviving Spouse begin, this election will apply as if the surviving Spouse were the Participant. The election provided in this Subsection (3)(d) must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin, or by September 30 of the calendar year which contains the fifth anniversary of the Participant's (or, if applicable, surviving Spouse's) death.

        (4)   Required Minimum Distributions During Participant's Lifetime: (a) During the Participant's lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

        (i)    the quotient obtained by dividing the Participant's Total Account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant's age as of the Participant's birthday in the Distribution Calendar Year; or

        (ii)   if the Participant's sole Designated Beneficiary for the Distribution Calendar Year is the Participant's Spouse, the quotient obtained by dividing the Participant's Total Account balance by the number in the Joint and Last Survivor Table set forth in section l.401(a)(9)-9 of the Treasury Regulations, using the Participant's and Spouse's attained ages as of the Participant's and Spouse's birthdays in the Distribution Calendar Year.

        (b)   Required minimum distributions will be determined under this Subsection (4) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant's date of death.

        (5)   Required Minimum Distributions After Participant's Death: (a) Death on or after date distributions begin:

        (i)    If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant's Designated Beneficiary, determined as follows:

        (A)  The Participant's remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

        (B)  If the Participant's surviving Spouse is the Participant's sole Designated Beneficiary, the remaining Life Expectancy of the surviving Spouse is calculated for each Distribution Calendar Year after the year of the Participant's death using the surviving Spouse's age as of the Spouse's birthday in that year. For Distribution Calendar Years after the year of the surviving Spouse's death, the remaining Life Expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse's birthday in the calendar year of the Spouse's death, reduced by one for each subsequent calendar year.

        (C)  If the Participant's surviving Spouse is not the Participant's sole Designated Beneficiary, the Designated Beneficiary's remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

        (ii)   If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Total Account balance by the Participant's remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

        (b)   Death before date distributions begin:

        (i)    If the Participant dies before the date distributions begin and there is a Designated Beneficiary, then, unless the election described in Subsection (3)(d) above is made, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Total Account balance by the remaining Life Expectancy of the Participant's Designated Beneficiary, determined as provided in Subsection (4)(a) above.

        (ii)   If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire Vested Interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

        (iii)  If the Participant dies before the date distributions begin, the Participant's surviving Spouse is the Participant's sole Designated Beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under Subsection (3)(b)(i), this Section will apply as if the surviving Spouse were the Participant."

Section 11

        Section 8.01(a) of the Plan is hereby amended in its entirety to read as follows:

        "(a) The Plan shall be deemed to be a top heavy plan for a Plan Year if, as a Determination Date, the aggregate value of the Total Accounts of Key Employees exceeds 60% of the aggregate value of the Total Accounts of all Participants or if the Plan is part of a required Aggregation Group which is top heavy. A Participant's Total Account balance shall include the aggregate distributions made to such Participant (or his beneficiary) during the 1-year period ending on the Determination Date (including distributions under a terminated plan which if it had not been terminated would have been included in a required Aggregation Group) unless such aggregate distributions were made for a reason other than severance from employment, death, or disability in which case this Section 8.0 1(a) shall be applied by substituting a 5-year period for the 1-year period, and provided further that if an Employee or former Employee has not performed services for any Employer maintaining the Plan at any time during the 1-year period ending on the Determination Date, his Total Account (and/or the Total Account of his beneficiary) shall not be taken into account. In no event shall the Plan be considered top heavy if it is part of a required or permissive Aggregation Group which is not top heavy."

Section 12

        Section 8.01(b)(i) of the Plan is hereby amended in its entirety to read as follows:

        "(i) Key Employee means an Employee or former Employee (including any deceased Employee) who is or was a Participant and who, at any time during the current Plan Year, was (A) an officer of a controlled group member (limited to no more than 50 Employees or, if lesser, the greater of 3 Employees or 10 percent of the Employees) having an annual Compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), (B) a 5-percent owner (as such term is defined in Code Section 416(i)(1)(B)(i)) of a controlled group member, or (C) a 1-percent owner (as such term is defined in Code Section 416(i)(1)(B)(ii)) of a controlled group member having an annual Compensation of more than $150,000. For purposes of this Subsection, the term 'Compensation' has the meaning given such term by Code Section 415(c)(3). The term 'Key Employee' shall also include such Employee's beneficiary in the event of his death. The determination of who is a Key Employee shall be made in accordance with Code Section 416(i)(1) and the applicable Treasury Regulations and other guidance of general applicability issued thereunder."

Section 13

        The first sentence of Section 8.02 of the Plan is hereby amended by deleting the parenthetical phrase "($150,000 effective January 1, 1994)" therefrom.

Section 14

        The last paragraph of Section 8.02 of the Plan is hereby amended in its entirety to read as follows:

        "For purposes of determining the amount of minimum contributions under this Section, the term 'Employer Contributions' shall include all Employer Contributions and only those Employee Contributions which are made for a Key Employee; provided, however, that Employer Contributions that are taken into account in satisfying the percentage minimum contribution requirement set forth in this Section shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of section 401(m) of the Code."

Section 15

        The first sentence of Section 11.11(a) of the Plan is hereby amended in its entirety to read as follows:

        "In no event shall the total annual additions on behalf of a Participant under this Plan and any other defined contribution plan or plans maintained by the Employer with respect to any Limitation Year exceed the lesser of(1) $40,000 (as adjusted pursuant to Code Section 415(d)) or (2) one hundred percent (100%) of the Participant's compensation (within the meaning of Code Section 415(c)(3)) for such Plan Year."

EXECUTED this 20th day of December, 2002.

OfficeMax, Inc.
By:	/s/ ROSS H. POLLOCK Ross H. Pollock
Title:	Secretary

EXHIBIT 4.1

AMENDMENT NO. 5
TO THE OFFICEMAX, INC. SAVINGS PLAN
(AMENDED AND RESTATED EFFECTIVE NOVEMBER 1, 1997)

        OfficeMax, Inc. (the "Company") adopts this Amendment No. 5 to the OfficeMax, Inc. Savings Plan (Amended and Restated Effective November 1, 1997) (the "Plan"). The provisions of this Amendment shall be effective on the dates indicated herein. Capitalized words and phrases used in this amendment have the meanings stated in the Plan.

Section 1

        Effective on the "Closing Date" (as that term is defined in the Agreement and Plan of Merger Dated as of July 13, 2003, among Boise Cascade Corporation, Challis Corporation, and OfficeMax, Inc.), a new Section 1.03A is hereby added to the Plan, immediately following Section 1.03, to read as follows:

        "1.03A "Boise" means Boise Cascade Corporation."

Section 2

        Effective on the Closing Date, Section 1.05 of the Plan is hereby amended in its entirety to read as follows:

        "1.05 "Common Shares" means the whole and fractional shares of any class of common stock issued by Boise."

Section 3

        Effective on the Closing Date, Section 1.15 of the Plan is hereby amended in its entirety to read as follows:

        "1.15 "Employer Contribution Account" means the account established on behalf of a Participant to which shall be credited (a) the amount of the Participant's Employer Contribution pursuant to Section 4.01 and (b) the Participant's proportionate share, attributable to this account, of the net gains of the Trust Fund determined in accordance with Article V hereof. From this account there shall be deducted the Participant's proportionate share attributable to this account of the net losses (if any) of the Trust Fund as determined in accordance with Article V hereof. A Participant's right to the value of his Employer Contribution Account shall become nonforfeitable in accordance with Section 4.03."

Section 4

        Effective on the Closing Date, (a) the entire Plan is hereby amended by deleting the phrase "OfficeMax, Inc. Common Share Fund" and replacing it with the phrase "Boise Common Share Fund" each time it appears therein and (b) Section 1.23 of the Plan is hereby amended in its entirety to read as follows:

        "1.23 "Boise Common Share Fund" means the Fund described in Section 1.36."

Section 5

        Effective January 1, 2004, a new Section 1.29A is hereby added to the Plan, immediately following Section 1.29, to read as follows:

        "1.29A "Restricted Highly Compensated Employee."    For a particular Plan Year, a "Restricted Highly Compensated Employee" shall mean a Highly Compensated Employee who was classified as a Highly Compensated Employee in each of the two prior Plan Years."

Section 6

        Effective on the Closing Date, Section 1.36 of the Plan is hereby amended in its entirety to read as follows:

        "1.36 "Trust Fund" means the trust fund established under the terms of the Trust Agreement with the Trustee for purposes of holding and investing the assets of the Plan. The Trust Fund shall consist of those funds as may be selected for investment of the Trust Fund assets by the Company (or its designee). Notwithstanding the foregoing, one investment fund offered under the Trust Fund shall be the Boise Common Share Fund which shall consist of shares of Common Shares and cash in such proportions as determined by the Committee from time to time, based on anticipated fund needs. Dividends and the net investment gains of the Boise Common Share Fund shall be used to purchase Common Shares for the fund. The Boise Common Share Fund will be maintained in units. The value of a unit will be calculated each day based on the total value of the Common Shares and the cash held in the fund divided by the total units.

        The portion of the Trust Fund to be invested in each investment fund shall be determined by Participant investment elections pursuant to Article V. The Committee may, from time to time, delete investment funds and/or add new investment funds."

Section 7

        Effective January 1, 2004, Section 3.01(b) of the Plan is hereby amended by adding the following new paragraph to the end thereof, to read as follows:

        "A Participant's ability to change his Employee Contribution percentage will be subject to the limitations described in Section 3.03."

Section 8

        Effective January 1, 2004, the third and fourth sentences of Section 3.03(d) of the Plan are hereby deleted in their entirety and replaced with the following sentences:

        "Notwithstanding any provision of the Plan to the contrary, the Committee may, at any time (and from time to time), authorize the suspension or reduction of Employee Contributions of one or more Highly Compensated Employees (or class or group of Highly Compensated Employees) in order to ensure that the limitations of this Section are satisfied. The Committee may also prospectively limit the amount of Employee Contributions made by one or more Highly Compensated Employees (or class or group of Highly Compensated Employees) in any manner determined necessary or advisable by the Committee. In furtherance of, but without limiting the foregoing, the Employee Contributions of a Restricted Highly Compensated Employee for a Plan Year shall be limited to 1.0% of the Restricted Highly Compensated Employee's Compensation for such Plan Year. The actions described in this Subsection (d) are in addition to, and not in lieu of, any other actions that may be taken under the Plan or that may be permitted by applicable law or regulation in order to ensure that the limitations of this Section are satisfied."

Section 9

        Effective on the Closing Date, Section 4.01 and Section 4.01 PR of the Plan are each hereby amended in their entirety to read as follows:

        "4.01 Employer Contributions.

        (a)    Mandatory Matching Contributions.    The Company shall contribute fifty cents ($.50) for every one dollar ($1) of each Participant's Employee Contributions, up to the first three percent (3%) of each Participant's Compensation (six percent (6%) effective January 1, 2004), for a maximum Employer Contribution of one and one-half percent (1.5%) of each Participant's Compensation (three percent (3%) effective January 1, 2004). The amount of the Employer Contribution shall be determined and contributed by the Company (in cash) each pay period. The Employer Contribution shall be invested according to the Participant's investment elections pursuant to Section 5.03.

        (b)   [Reserved.]

        (c)    Eligibility for Matching Contributions.    Notwithstanding the foregoing, each Participant shall be required to complete one Year of Eligibility Service in order to be eligible to receive any Employer Contribution hereunder, in addition to satisfying the other eligibility requirements of Subsection (a). A Participant who satisfies such requirements shall become eligible to receive Employer Contributions on the first day of the calendar quarter following the date he or she has satisfied such eligibility requirements. In addition, Employer Contributions shall not be made with respect to any Catch-Up Employee Contributions.

        (d)    Investment of Employer Contributions.    All amounts allocated to a Participant's Employer Contribution Account (whether allocated before or after the Closing Date) shall be invested in one or more of the Plan's investment Funds, as directed by the Participant pursuant to Section 5.03."

Section 10

        Effective January 1, 2004, the last paragraph of Section 4.03 of the Plan is hereby amended in its entirety to read as follows:

        "Notwithstanding the foregoing, with respect to Participants whose Employment Date is on or before December 31, 2003, Employer Contributions described in Section 4.01(a) shall become 50% nonforfeitable upon the Participant's attainment of two Years of Service and 100% nonforfeitable upon the Participant's attainment of three Years of Service."

Section 11

        Effective on the Closing Date, the first sentence of Section 5.03(a) of the Plan is hereby amended in its entirety to read as follows:

        "When an Employee becomes eligible to participate pursuant to Section 2.02 hereof or makes a Rollover Contribution, he shall specify the manner in which his Employee Contribution Account, his Employer Contribution Account and/or Rollover Account (if applicable) shall be invested in each Fund offered as an investment vehicle for such accounts."

Section 12

        Effective on the Closing Date, the first sentence of Section 5.03(b) of the Plan is hereby amended in its entirety to read as follows:

        "A Participant shall also have the opportunity to change the manner in which his Employee Contribution Account, Employer Contribution Account and/or Rollover Account (if applicable) is invested in each offered Fund."

Section 13

        Effective on the Closing Date, Sections 5.03(c) and (d) are each hereby deleted in their entirety, without re-lettering the remaining Subsections of Section 5.03.

Section 14

        Effective on the Closing Date, Section 5.03(h) of the Plan is hereby amended in its entirety to read as follows:

        "(h) The Employer, or each other fiduciary to whom all or part of the following responsibility has been delegated, shall comply with appropriate notification requirements relating to Participants' investment direction of their Employee Contribution Accounts, Employer Contribution Accounts and/or

Rollover Contributions and furnish account statements to Participants following the close of a calendar quarter."

Section 15

        Effective on the Closing Date, Section 5.03(i) of the Plan is hereby amended by deleting the phrase "Primary Employer's" and replacing it with the phrase "Boise's" therein.

Section 16

        Effective on the Closing Date, a new Section 5.04 is hereby added to the Plan, immediately following Section 5.03, to read as follows:

        "5.04 Changes in Investment Funds/Conversions.    Notwithstanding any provision of the Plan to the contrary:

        (a)   The Company, in its sole and absolute discretion (but subject to the requirements of applicable law) may temporarily suspend, in whole or in part, certain Plan transactions, including without limitation, the right to change or suspend contributions, the right to change investment elections and/or the right to receive a distribution, loan or withdrawal from an Account in the event of any conversion, change in recordkeepers, change in investment funds and/or Plan merger or spin-off.

        (b)   In the event of a change in investment funds and/or a Plan merger or spin-off, the Company, in its sole and absolute discretion, may decide to map investments from a Participant's prior investment fund elections to the then available investment funds under the Plan. If investments are mapped in this manner, the Participant shall be permitted to reallocate funds among the investment funds (in accordance with this Section) after any suspension period described in Subsection (a) is lifted."

Section 17

        Effective January 1, 2004, a new Section 1.06PR is hereby added to the Plan, immediately following Section 1.05PR, to read as follows:

        "1.06PR "Restricted Highly Compensated PR Employee."    For a particular Plan Year, a "Restricted Highly Compensated PR Employee" shall mean a Highly Compensated Employee of the Puerto Rican operations of the Employer who was classified as a Highly Compensated Employee under Section 1.04PPR of the Plan in each of the two prior Plan Years."

Section 18

        Effective January 1, 2004, the third and fourth sentences of Section 3.02PR(d) of the Plan are hereby deleted in their entirety and replaced with the following sentences:

        "Notwithstanding any provision of the Plan to the contrary, the Committee may, at any time (and from time to time), authorize the suspension or reduction of Employee Contributions of one or more Highly Compensated Employees (or class or group of Highly Compensated Employees) in order to ensure that the limitations of this Section are satisfied. The Committee may also prospectively limit the amount of Employee Contributions made by one or more Highly Compensated Employees (or class or group of Highly Compensated Employees) in any manner determined necessary or advisable by the Committee. In furtherance of, but without limiting the foregoing, the Employee Contributions of a Restricted Highly Compensated PR Employee for a Plan Year shall be limited to 1.0% of the Restricted Highly Compensated PR Employee's Compensation for such Plan Year. The actions described in this Subsection (d) are in addition to, and not in lieu of, any other actions that may be taken under the Plan or that may be permitted by applicable law or regulation in order to ensure that the limitations of this Section are satisfied."

Section 19

        Effective January 1, 2004, the last paragraph of Section 4.03PR of the Plan is hereby amended in its entirety to read as follows:

        "Notwithstanding the foregoing, with respect to Participants whose Employment Date is on or before December 31, 2003, Employer Contributions described in Section 4.01PR(a) shall become 50% nonforfeitable upon the Participant's attainment of two Years of Service and shall be 100% nonforfeitable upon the Participant's attainment of three Years of Service."

        EXECUTED this 9th day of December, 2003.

OFFICEMAX, INC.
By:	/s/ J. W. HOLLERAN As Sole Director

QuickLinks

INTRODUCTION
ARTICLE I DEFINITIONS
ARTICLE II ELIGIBILITY AND PARTICIPATION
ARTICLE III EMPLOYEE CONTRIBUTIONS
ARTICLE IV EMPLOYER CONTRIBUTIONS
ARTICLE V PARTICIPANT ACCOUNTS AND VALUATION OF FUNDS
ARTICLE VI DISTRIBUTIONS AND WITHDRAWALS
ARTICLE VII ADMINISTRATION OF PLAN
ARTICLE VIII TOP HEAVY PROVISIONS
ARTICLE IX THE TRUST FUND AND TRUSTEE
ARTICLE X AMENDMENT AND TERMINATION
ARTICLE XI MISCELLANEOUS PROVISIONS
ARTICLE XII LOANS
ARTICLE XIII ADOPTION OF PLAN BY OTHER EMPLOYERS
The OfficeMax, Inc. Savings Plan Appendix for Participants who are employed in the Commonwealth of Puerto Rico (Effective January 1, 2000)
AMENDMENT NO. 1 TO THE OFFICEMAX, INC. SAVINGS PLAN (AMENDED AND RESTATED EFFECTIVE NOVEMBER 1, 1997)
AMENDMENT NO. 2 TO THE OFFICEMAX, INC. SAVINGS PLAN (AMENDED AND RESTATED EFFECTIVE NOVEMBER 1, 1997)
AMENDMENT NO. 3 TO THE OFFICEMAX, INC. SAVINGS PLAN (AMENDED AND RESTATED EFFECTIVE NOVEMBER 1, 1997)
AMENDMENT NO. 4 TO THE OFFICEMAX, INC. SAVINGS PLAN (AMENDED AND RESTATED EFFECTIVE NOVEMBER 1, 1997)
AMENDMENT NO. 5 TO THE OFFICEMAX, INC. SAVINGS PLAN (AMENDED AND RESTATED EFFECTIVE NOVEMBER 1, 1997)